FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (date of earliest event reported):  October 11, 1996


                      DATAFLEX CORPORATION
     (Exact name of registrant as specified in its charter)



  New Jersey                0-15551              22-2163376
(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



2145 Calumet Avenue, Clearwater, Florida         34625
(Address of principal executive office)         (Zip Code)



Registrant's telephone number, including area code:(813) 562-2200



                        Not Applicable
  (Former name or former address, if changed since last report)







                        Page 1 of   pages

Item 1.   Changes in Control of Registrant

          Not Applicable

Item 2.   Acquisition or Disposal of Assets

          Pursuant to an Asset Purchase Agreement dated August 30, 1996, between Dataflex Corporation and AmeriData of New Jersey, Inc., the Company sold certain of its assets and transferred certain of its liabilities relating to its business operations, primarily located in the states of New York, New Jersey, Illinois and Wisconsin ("Northeast Region"). These operations generally involve the sale of goods and services relating to personal computers, including hardware, operating systems and software. The closing occurred on October 11, 1996. The Company received an initial payment of $43,500,000, $5,000,000 of which is being held in escrow. The Asset Purchase Agreement provides that the remaining unpaid portion of the purchase price will be paid in cash subject to certain adjustments and other conditions as defined in the Agreement on April 30, 1997.

Item 3.   Bankruptcy or Receivership

          Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable

Item 5.   Other Events

          Not Applicable

Item 6.   Resignation of Registrant's Directors

          Not Applicable.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of business acquired.

               Not Applicable

          (b)  Pro forma financial information

               Unaudited proforma consolidated balance sheet of Dataflex as of June 30, 1996 reflecting the disposition of the Northeast Region as if the transaction had occurred as of June 30, 1996. Unaudited proforma consolidated statements of operations for the three months ended June 30, 1996 and for the year ended March 31, 1996 as if the transaction had occurred at the beginning of the periods indicated.

          (c)  Exhibits

               -  Purchase Agreement dated August 30, 1996.


Item 8.   Change in Fiscal Year.

          Not Applicable.


                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DATAFLEX CORPORATION


                                BY:/s/ Richard C. Rose

                                   RICHARD C. ROSE,
                                   Chairman




Dated:  October 28, 1996

                                   DATAFLEX CORPORATION
                              PROFORMA CONSOLIDATED BALANCE SHEET
                                      June 30, 1996
                                        Unaudited



                                                Proforma
                                  Historical   Adjustments       Proforma
Assets
Current Assets:
  Cash and cash equivalents    $      2,064                     $   2,064
  Accounts receivable, net           44,341     $ 17,711           26,630
  Inventory                          29,571       21,515            8,056
  Net assets held for sale            4,500        4,500               -
  Deferred tax asset                    300                           300
  Income tax receivable               2,206                         2,206
  Other current assets               11,448       (5,275)          16,723
                                ___________     _________         _______
    Total current assets             94,430        38,451          55,979

Property and equipment, net           9,747         5,699           4,048
Deferred tax asset                    1,700          (654)          2,354
Goodwill                             18,525         3,699          14,826
Other assets                            658           106             552
                                ___________     __________        ________
Total Assets                   $    125,060     $  47,301        $  77,759

Liabilities and Shareholders' Equity
Current Liabilities:
  Current portion of long-term
   debt                        $      7,213     $   7,003        $     210
  Accounts payable                   20,020         5,690           14,330
  Accrued expenses and other
   payables                           7,713         2,263            5,450
                               ____________     _________         ________
    Total current liabilities        34,946        14,956           19,990

Long-term debt                       58,342       31,072            27,270
Other long-term liabilities             209            5               204
                                   ________      _______            ______
    Total liabilities                93,497       46,033            47,464

Shareholders' Equity:
 Common stock                        23,196                         23,196
 Loans receivable                      (194)                          (194)
 Retained earnings                    9,156        1,268             7,888
 Treasury stock                        (595)                          (595)
                                   ________       ______           _______
   Total shareholders' equity        31,563        1,268            30,295
                                   ________       ______           _______

Total Liabilities and
   Shareholders' Equity            $125,060     $  47,301         $ 77,759

The accompanying notes are an integral part of these proforma consolidated financial statements.


                              DATAFLEX CORPORATION
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1996
                    (In thousands, except per share amounts)
                                    Unaudited


                                           Northeast
                                             Region
                                            Proforma
                              Historical   Adjustments       Proforma
Revenue
 Equipment                    $   75,952   $   36,125       $   39,827
 Service                          10,079        7,045            3,034
                              __________   __________       __________
   Total revenue                  86,031       43,170           42,861

Cost of Revenue
 Equipment                        67,376       32,758           34,618
 Service                           8,286        5,938            2,348
                              __________   __________       __________
   Total cost of revenue          75,662       38,696           36,966

Gross profit                      10,369        4,474            5,895

Selling, general &
  administrative                   9,430        4,728            4,702
Amortization of goodwill             191           38              153
                               _________    _________       __________

Operating income                     748         (292)          1,040

Interest expense                   1,684        1,060             624
                               _________     ________       _________

(Loss) income before
  income taxes                      (936)      (1,352)            416

(Benefit from) provision for
  income taxes                      (402)        (581)            179
                               _________     ________       _________

Net (loss) income                  ($534)       ($771)       $    237


(Loss) earnings per share         ($0.10)                    $   0.04

The accompanying notes are an integral part of these proforma consolidated financial statements.


                              DATAFLEX CORPORATION
                 PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1996
                   (In thousands, except per share amounts)
                                  Unaudited



                                            Western          Northeast
                                             Region           Region
                                            Proforma         Proforma
                              Historical   Adjustments      Adjustments  Proforma
Revenue
 Equipment                    $ 422,532    $ 138,466        $ 151,806    $ 132,260
 Service                         49,569       16,877           23,102        9,590
                              _________    _________        _________    _________
  Total revenue                 472,101      155,343          174,908      141,850
                              _________    _________        _________    _________

Cost of Revenue
 Equipment                      378,490      122,759          139,096      116,635
 Service                         41,101       14,946           18,822        7,333
                              _________    _________        _________     ________

  Total cost of revenue         419,591      137,705          157,918      123,968

Gross profit                     52,510       17,638           16,990       17,882

Selling, general &
  administrative                 42,995       15,210           12,716       15,069
Amortization of goodwill          1,265          519              152          594
Restructuring and other charges   5,353          928            4,425          -
                             __________     ________         ________      _______

Operating income                  2,897          981             (303)        2,219

Interest expense                  8,063        3,100            3,800         1,163
Loss on disposition of
  businesses                      4,632        4,632                            -
                             __________     ________          ________     ________

(Loss) income before
  income taxes                   (9,798)      (6,751)          (4,103)        1,056

(Benefit from) provision for
  income taxes                   (3,463)      (2,363)          (1,436)          370
                             __________     ________          ________     ________

Net (loss) income               ($6,335)     ($4,388)         ($2,667)   $      686

(Loss) earnings per share      $  (1.22)                                 $     0.13


The accompanying notes are an integral part of these proforma consolidated financial statements.

                     Dataflex Corporation
 Notes to Unaudited Consolidated Proforma Financial Statements

1. As described in Item 2, on October 11, 1996, Dataflex completed the sale of certain of its business operations located in Edison, New Jersey, New York City, New York, Bensenville, Illinois and Milwaukee, Wisconsin ("Northeast Region"). In addition, on May 24, 1996, Dataflex completed the sale of certain of its business operations located in California and Arizona ("Western Region"). Dataflex's historical financial results have been restated on a proforma basis to reflect these transactions. These proforma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Dataflex. Additionally, the proforma consolidated financial statements are not necessarily indicative of the actual results that would have been achieved had the transaction occurred on those dates, nor are they necessarily indicative of future results.

2. All summary consolidated balance sheet proforma adjustments assume the transaction described in Item 2 was consummated on the balance sheet date. The proforma balance sheet adjustment gives effect for the disposition of substantially all tangible assets and certain liabilities of the Northeast Region. Dataflex currently estimates that any subsequent adjustments to the sale price of the Northeast Region will not be material and the proforma consolidated financial statements do not reflect any subsequent increase or decrease to the sale price. The net proceeds from the sale of the Northeast Region have been reflected as a reduction of debt.

3. All summary consolidated statement of operations proforma adjustments assume the sale of the Northeast Region and the Western Region giving rise to the adjustments was consummated immediately prior to the first day of the period presented; accordingly, the loss from these transactions is not reflected in the consolidated statements of operations for the periods presented. Dataflex currently estimates that any subsequent adjustments to the sales price of each transaction will not be material and the proforma consolidated financial statements do not reflect any subsequent increase or decrease to the sale price.

     The proforma consolidated statement of operations gives effect for the following unaudited proforma adjustments:

     (i) Elimination of the results of operations associated with the Northeast Region operations for the periods presented. Elimination of the results of operations associated with the Western Region operations for the twelve months ended March 31, 1996.

     (ii) Elimination of interest expense based on the assumed reduction in debt.

     (iii) Calculation of the proforma tax provision using the statutory rates for the periods presented in accordance with generally accepted accounting principles.

                            EXHIBIT


                                              CONFORMED COPY

















                       ASSET PURCHASE AGREEMENT

                         dated August 30, 1996

                              between

                     AMERIDATA OF NEW JERSEY INC.

                                 and


                       DATAFLEX CORPORATION

                         Table of Contents


                                                        Page

ARTICLE I     Definitions . . . . . . . . . . . . . . . .  1

ARTICLE II    Purchase and Sale of Assets . . . . . . . .  1

     Section 2.01  Transfer of Assets; Assumption of
                   Assumed Liabilities. . . . . . . . . .  1

ARTICLE III   Purchase Price. . . . . . . . . . . . . . .  2

     Section 3.01  Purchase Price . . . . . . . . . . . .  2
     Section 3.02  Assumed Liabilities. . . . . . . . . .  4

ARTICLE IV    Closing . . . . . . . . . . . . . . . . . .  4

     Section 4.01  The Closing Date . . . . . . . . . . .  4
     Section 4.02  Certificates, Instruments of
                   Transfer, Etc. . . . . . . . . . . . .  4

ARTICLE V     Representations and Warranties. . . . . . .  5

     Section 5.01  Representations and Warranties of
                   Seller . . . . . . . . . . . . . . . .  5
              (a)  Organization; Good Standing. . . . . .  5
              (b)  Corporate Authorization. . . . . . . .  6
              (c)  Purchased Assets; Business . . . . . .  6
              (d)  Litigation . . . . . . . . . . . . . .  8
              (e)  No Conflict. . . . . . . . . . . . . .  8
              (f)  Financial Statements; Books and
                   Records; Reserve for Bad Debts; No
                   Material Adverse Change. . . . . . . .  9
              (g)  Absence of Undisclosed Liabilities
                   and Obligations. . . . . . . . . . . .  9
              (h)  Taxes. . . . . . . . . . . . . . . . . 10
              (i)  No Brokers . . . . . . . . . . . . . . 10
              (j)  Environmental Compliance . . . . . . . 10
              (k)  Employee Benefit Information . . . . . 12
              (l)  Labor Disagreements. . . . . . . . . . 14
              (m)  Insurance. . . . . . . . . . . . . . . 14
              (n)  Intangible Assets; Confidentiality
                   Agreements . . . . . . . . . . . . . . 14
              (o)  Employees. . . . . . . . . . . . . . . 15
              (p)  Client List. . . . . . . . . . . . . . 15
              (q)  Absence of Certain Changes or
                   Events . . . . . . . . . . . . . . . . 16
              (r)  Compliance with Laws . . . . . . . . . 18
              (s)  Transactions with Certain Persons. . . 18
              (t)  Disclosure . . . . . . . . . . . . . . 18
              (u)  Summary of Agreements. . . . . . . . . 18

     Section 5.02  Representations and Warranties
                   of Buyer . . . . . . . . . . . . . . . 19
              (a)  Organization; Good Standing. . . . . . 19
              (b)  Corporate Authorization. . . . . . . . 19
              (c)  No Conflict. . . . . . . . . . . . . . 19
              (d)  No Brokers . . . . . . . . . . . . . . 19

ARTICLE VI    Conditions Precedent to Obligations
              of Buyer and Seller . . . . . . . . . . . . 20

     Section 6.01  Conditions Precedent to Obligations
                   of Buyer . . . . . . . . . . . . . . . 20
              (a)  Representations and Warranties . . . . 20
              (b)  Delivery of Closing Documents. . . . . 20
              (c)  Opinion of Counsel for Seller. . . . . 20
              (d)  Litigation . . . . . . . . . . . . . . 22
              (e)  No Material Adverse Effect . . . . . . 22
              (f)  No Change in Law . . . . . . . . . . . 22
              (g)  No Unexpected Liability. . . . . . . . 22
              (h)  Approvals and Consents . . . . . . . . 23
              (i)  Letter of Credit or Escrow
                   Agreement. . . . . . . . . . . . . . . 23
              (j)  HSR Act. . . . . . . . . . . . . . . . 23
              (k)  Release from Confidentiality and
                   Noncompetition Agreements. . . . . . . 23
              (l)  Release of ICC Financing Liens . . . . 23
              (m)  Rose Employment Agreement. . . . . . . 23
              (n)  Environmental Reviews. . . . . . . . . 24
              (o)  Letter of Non-applicability. . . . . . 24

     Section 6.02  Conditions Precedent to Obligations
                   of Seller. . . . . . . . . . . . . . . 24
              (a)  Compliance with Covenants. . . . . . . 24
              (b)  Representations and Warranties . . . . 24
              (c)  Delivery of Closing Documents. . . . . 24
              (d)  Opinion of Counsel for Buyer . . . . . 24
              (e)  Consideration. . . . . . . . . . . . . 26
              (f)  Litigation . . . . . . . . . . . . . . 26
              (g)  No Change in Law . . . . . . . . . . . 26
              (h)  HSR Act. . . . . . . . . . . . . . . . 26

ARTICLE VII   Documents To Be Delivered on Closing
              Date. . . . . . . . . . . . . . . . . . . . 26

     Section 7.01  Documents To Be Delivered by Seller
                   on Closing Date. . . . . . . . . . . . 26
              (a)  Opinion of Counsel . . . . . . . . . . 26
              (b)  Officer's Certificates . . . . . . . . 26
              (c)  Bills of Sale. . . . . . . . . . . . . 26
              (d)  Assumption Agreement . . . . . . . . . 26
              (e)  Further Instruments. . . . . . . . . . 27
              (f)  Closing Purchased Inventory,
                   Purchased Spare Parts and Purchased
                   Receivables. . . . . . . . . . . . . . 27
              (g)  Letter of Credit and Escrow
                   Agreement. . . . . . . . . . . . . . . 27
              (h)  Letter of Non-applicability. . . . . . 27

     Section 7.02  Documents To Be Delivered by Buyer
                   on Closing Date. . . . . . . . . . . . 27
              (a)  Conditions Precedent . . . . . . . . . 27
              (b)  Officer's Certificate. . . . . . . . . 27
              (c)  Assumption Agreement . . . . . . . . . 27
              (d)  Escrow Agreement . . . . . . . . . . . 27
              (e)  Further Instruments. . . . . . . . . . 27

ARTICLE VIII  Further Covenants and Agreements
              Seller and Buyer. . . . . . . . . . . . . . 28

     Section 8.01  Further Covenants and Agreements of
                   Seller . . . . . . . . . . . . . . . . 28
              (a)  Conduct of Business Pending Closing. . 28
              (b)  Competition. . . . . . . . . . . . . . 28
              (c)  Certain Information; Access to
                   Businesses . . . . . . . . . . . . . . 29
              (d)  Non-Solicitation . . . . . . . . . . . 29
              (e)  Changes in Representations and
                   Warranties . . . . . . . . . . . . . . 30
              (f)  Further Assurances . . . . . . . . . . 30
              (g)  No Mergers, Consolidations, Sales of
                   Assets, Etc. . . . . . . . . . . . . . 30
              (h)  Seller's Financial Statements. . . . . 30
              (i)  Payment of Accrued Vacation Amounts. . 31
              (j)  Taxes. . . . . . . . . . . . . . . . . 31
              (k)  Confidentiality and Noncompetition
                   Agreements . . . . . . . . . . . . . . 31
              (l)  Telephone and Facsimile Numbers. . . . 31
              (m)  Audit of the Business of the Sites.. . 31
              (n)  Backlog Report . . . . . . . . . . . . 31
              (p)  Use of Dataflex Name . . . . . . . . . 31

     Section 8.02  Consents to Assignments; Permits . . . 31

     Section 8.03  Further Covenants and Agreements of
                   Buyer. . . . . . . . . . . . . . . . . 33
              (a)  Customer List. . . . . . . . . . . . . 33
              (b)  Non-Solicitation . . . . . . . . . . . 33
              (c)  Certain Services . . . . . . . . . . . 33

     Section 8.04  Mutual Covenants . . . . . . . . . . . 34
              (a)  Best Efforts To Meet Closing
                   Conditions . . . . . . . . . . . . . . 34
              (b)  Announcements; Confidentiality . . . . 34
              (c)  Employment Procedures. . . . . . . . . 34
              (d)  Collection of Receivables. . . . . . . 35
              (e)  HSR Filing . . . . . . . . . . . . . . 36
              (f)  Further Assurances . . . . . . . . . . 36

     Section 8.05  Survival of Representations and
                   Warranties; Indemnities. . . . . . . . 36

     Section 8.06  Allocations of Purchase Price. . . . . 39

     Section 8.07  Resolution of Disputes . . . . . . . . 40

     Section 8.08  Purchased Spare Parts, Purchased
                   Inventory Amount and Valuation . . . . 40

ARTICLE IX    Miscellaneous . . . . . . . . . . . . . . . 40

     Section 9.01  Expenses . . . . . . . . . . . . . . . 40
     Section 9.02  Termination. . . . . . . . . . . . . . 41
     Section 9.03  Benefit; Assignment. . . . . . . . . . 41
     Section 9.04  Governing Law. . . . . . . . . . . . . 41
     Section 9.05  Notices. . . . . . . . . . . . . . . . 41
     Section 9.06  Headings . . . . . . . . . . . . . . . 42
     Section 9.07  Counterparts . . . . . . . . . . . . . 42
     Section 9.08  Entire Agreement . . . . . . . . . . . 42
     Section 9.09  Waiver; Amendment; Modification. . . . 43
     Section 9.10  Severability . . . . . . . . . . . . . 43
     Section 9.11  Press Releases . . . . . . . . . . . . 43

APPENDIX A              - Definitions

EXHIBIT A-1             - Form of Assumption Agreement
EXHIBIT A-2             - Form of Escrow Agreement
EXHIBIT A-3             - Assumed Trade Payables
EXHIBIT 5.01(c)(1)      - Assumed Agreements
EXHIBIT 5.01(c)(2)(i)   - Existing Defaults
EXHIBIT 5.01(c)(2)(ii)  - Encumbrances
EXHIBIT 5.01(c)(2)(iii) - Backlog Report
EXHIBIT 5.01(c)(5)      - Description of Nature and
                          Operations of Sites and Purchased
                          Inventory and Receivables for Each
                          Site
EXHIBIT 5.01(c)(6)      - Other Assets Necessary for
                          Operation of Sites
EXHIBIT 5.01(d)         - Litigation
EXHIBIT 5.01(e)         - Conflicts
EXHIBIT 5.01(k)         - Employee Benefit Information
EXHIBIT 5.01(l)(iii)    - Labor Claims
EXHIBIT 5.01(m)         - Insurance Policies
EXHIBIT 5.01(n)(1)      - Intellectual Properties
EXHIBIT 5.01(n)(2)      - Confidentiality Agreements
EXHIBIT 5.01(o)         - Employees
EXHIBIT 5.01(p)         - List of 10 Largest Clients for
                          Each Site
EXHIBIT 5.01(q)         - Certain Changes and Events
EXHIBIT 5.01(s)         - Related Party Transactions
EXHIBIT 6.01(g)         - Material Changes; Undisclosed
                          Liabilities
EXHIBIT 6.01(h)         - Required Consents to Assignment of
                          Assumed Agreements

SCHEDULE A              - Accrued Expenses
SCHEDULE B              - Prepaid Expenses
SCHEDULE C              - Purchased Spare Parts and Values

          ASSET PURCHASE AGREEMENT dated August 30, 1996, by and between AMERIDATA OF NEW JERSEY INC., a Delaware corporation ("Buyer"), DATAFLEX CORPORATION, a New Jersey corporation ("Seller").

          WHEREAS, Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller, certain properties, rights and assets of Seller and to assume certain liabilities of Seller, each as described herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements herein contained, the parties hereto agree as follows:


                          ARTICLE I

                         Definitions

          For the purposes hereof, capitalized terms used herein shall have the respective meanings assigned to them in Appendix A hereto or elsewhere herein. References in this Agreement to articles, sections, paragraphs, clauses and exhibits are to articles, sections, paragraphs, clauses and exhibits in or to this Agreement unless otherwise indicated.

                         ARTICLE II

                 Purchase and Sale of Assets

          Section 2.01 Transfer of Assets; Assumption of Assumed Liabilities. Subject to the terms and conditions of this Agreement, on the Closing Date (a) Seller will, subject to Section 8.02, (i) assign to Buyer all of Seller's rights, title and interests under the Assumed Agreements, (ii) sell, convey, assign, deliver and transfer to Buyer the Purchased Assets, and (iii) deliver to Buyer all Qualified Documents not theretofore delivered to Buyer, in the case of each of
(i), (ii) and (iii) as the same may exist at the Closing Date and (b) Buyer will undertake, assume and agree to perform and otherwise pay, satisfy and discharge, in accordance with their respective terms, the Assumed Agreements, the Assumed Trade Payables and the Accrued Expenses. With respect to any accounts receivable of Seller which are not Purchased Receivables (the "Non-Purchased Receivables"), Seller shall, at the Closing, assign the Non-Purchased Receivables to Buyer. For 120 days following the Closing Date, if and when Buyer collects any amounts with respect to any Non-Purchased Receivables, Buyer shall as promptly as practicable transfer such amounts to Seller to such account of Seller as Seller shall have previously notified Buyer in writing. Following the end of such 120-day period, any Non-Purchased Receivables not collected shall be reassigned by Buyer to Seller. Buyer and Seller acknowledge that Buyer shall have no obligation to use any efforts outside of the ordinary course of business to collect the Non-Purchased Receivables, including, without limitation, hiring any collection agency or commencing any collection lawsuits.


                         ARTICLE III

                       Purchase Price

          Section 3.01  Purchase Price.  (a) In
consideration of the transfer of the Purchased Assets and subject to the terms and conditions of this Agreement, on the Closing Date, the Buyer shall pay the Purchase Price to Seller by delivering to Seller (i) in cash, the Asset Price plus the amount of Prepaid Expenses, minus the aggregate amount of the Assumed Trade Payables, minus the aggregate amount of the Accrued Expenses and minus $5,000,000 and as further adjusted as provided in Section 3.01(d) below, by wire transfer(s) to Seller's account(s) at a bank(s) specified by Seller, and (ii) $5,000,000 by wire transfer to be held pursuant to the terms of the Escrow Agreement; provided, however, Seller may, at any time on or after the Closing Date upon five days written notice to Buyer, by delivery to Buyer of the Letter of Credit duly executed by the issuing bank, substitute the Letter of Credit for the Escrow Agreement and upon such substitution the Escrow Property shall promptly be returned to Seller.

     (b) As promptly as practicable after the Closing Date (and in any event within 60 days thereafter) Seller shall deliver to Buyer the Seller's unaudited financial statements with respect to the Business for the period from June 30, 1996 to the Closing Date ("Closing Date Financials"). Subject to Section 3.01(c), on or before the date that is thirty days following the date of receipt by Buyer of the Closing Date Financials, Buyer agrees to pay (or, if such amount is negative, Seller agrees to pay to Buyer) an amount equal to the difference between (i) the Asset Price as of June 30, 1996 plus the amount of Prepaid Expenses, minus the Assumed Trade Payables and minus the aggregate amount of the Accrued Expenses and (ii) the Asset Price as of the Closing Date plus the amount of prepaid expenses of the Business as of the Closing Date (computed in accordance with GAAP), minus the Closing Date Payables and minus the aggregate amount of accrued expenses of the Business as of the Closing date (computed in accordance with GAAP).

     (c) Within thirty days after receipt of the Closing Date Financials, Buyer shall communicate in writing to Seller any objection or disagreement that it may have to such statements and adjustments, which communication shall state with reasonable specificity the basis for such objection or disagreement. Seller shall have fifteen (15) days after receipt of such Buyer's communication in which to respond in writing to Buyer's objections and disagreements. If, after five days following such fifteen day period, Buyer and Seller have not resolved the matter in dispute, such matter shall be submitted to Coopers & Lybrand L.L.P.
(or any other nationally recognized independent certified public accountants, as Buyer and Seller may agree) for determination. Such determination shall be made on or prior to the date that is ninety days following the date of the initial receipt by Buyer of the Closing Date Financials and shall be binding on Buyer and Seller in the absence of clear and convincing error. The cost of such accountants shall be paid one-half by Buyer and one-half by Seller.

     (d) Seller shall provide to Buyer not more than five days prior to the Closing Date, a list (the "Spare Parts List") as of such date of all spare parts at the Specified Locations. To the extent that (i) any part was on Schedule C hereto, but is not on the Spare Parts List because it was used or otherwise disposed of by Seller prior to the date of the Spare Parts List, the Purchase Price will be reduced by an amount equal to 80% of the valuation of such part set forth on Schedule C, and (ii) any part was on the Spare Parts List but was not on Schedule C, because it was acquired by Seller following the date hereof, the Purchase Price will be increased by the lesser of the cost or the fair market value of such part computed in accordance with GAAP, but only as to the first $150,000 in value (computed as provided in clause (ii)) of such parts (with any spare parts in excess of such $150,000 to result in an increase of the Purchase Price at Buyer's sole discretion). Any spare parts which result in an increase in Purchase Price pursuant to clause (ii) of the immediately preceding sentence shall be deemed to be Purchased Spare Parts for all purposes of this Agreement.

     (e) Not later than 10 days following the Closing Date, Seller shall provide to Buyer a list (the "Closing List") of all spare parts at the Specified Locations as of the Closing Date. To the extent that (i) any part was on Schedule C but is not on the Closing List because it was used or otherwise disposed of by Seller prior to the Closing Date, Seller will pay to Buyer, within 15 days of the Closing Date, an amount equal to 80% of the valuation of such spare part set forth on Schedule C, and (ii) any spare part was on the Closing List but was not on Schedule C, because it was acquired by Seller following the date of the Spare Parts List, Buyer will pay to Seller, within 15 days of the Closing Date, an amount equal to the lesser of the cost or the fair market value of such part computed in accordance with GAAP, but only as to the first $150,000 in value (computed as provided in clause (ii)) of such parts (with such $150,000 being inclusive of any spare parts which resulted in a Purchase Price increase pursuant to Section 3.01(d)), and with any excess to be paid for by Buyer at Buyer's sole discretion. Any spare parts for which Buyer makes a payment pursuant to the immediately preceding sentence shall be deemed to be Purchased Spare Parts for all purposes of this Agreement.

     (f) Seller shall execute and deliver, at its own cost and expense, such bills of sale and other instruments as shall be necessary to evidence the transfer to Buyer of the Purchased Spare Parts contemplated by the last sentences of each of Section 3.01(d) and (e).

          Section 3.02 Assumed Liabilities. Buyer will assume or become liable to pay, perform or discharge the Assumed Agreements, the Assumed Trade Payables and the Accrued Expenses and Buyer will not assume or become liable to pay, perform or discharge any other obligation or liability of Seller, whether arising before, on or after the Closing Date, other than the Assumed Agreements, the Assumed Trade Payables and the Accrued Expenses.


                         ARTICLE IV

                           Closing

          Section 4.01  The Closing Date.  The purchase and
sale provided for in this Agreement (the "Closing") shall take place at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m. New
York time, on September 27, 1996 (or, if later, not more than five business days following the satisfaction of all conditions to Closing set forth herein), or at such other time, date or place as Seller and Buyer may mutually agree
(the "Closing Date").

          Section 4.02  Certificates, Instruments of
Transfer, Etc. (a) Seller agrees that the sale and trans-fer of the Purchased Assets shall be made by the bills of sale, assignments and other instruments of transfer referred to in Section 7.01.

          (b) Buyer and Seller agree to use reasonable efforts to minimize sales, use, transfer and similar transaction Taxes, if any, payable in connection with the transactions contemplated by this Agreement, provided that such efforts shall not expose any of such parties to any additional cost or risk. Seller agrees to pay one hundred percent (100%) of any such Taxes.

          (c) Further Assurances. Seller will cooperate fully with Buyer in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date, from time to time, at Buyer's request and without further consideration, Seller will execute and deliver such other instruments, including powers of attorney, and take such other action as Buyer may reasonably request to more effectively put Buyer in possession and operating control of all or any part of the Purchased Assets.

          (d) From and after the Closing Date, Buyer shall have the right and the authority to collect for its own account all Purchased Receivables which shall be transferred to Buyer as provided herein and to endorse with the name of the Seller any checks received on account of such Purchased Receivables. From and after the Closing Date, Seller will, promptly following receipt thereof, transfer and deliver to Buyer any cash or other property that it may receive in respect of such Purchased Receivables and until so transferred and delivered the same shall be deemed to be held in trust for Buyer. From and after the Closing Date, Buyer shall also have the right to compromise, settle and obtain the release of all claims and liabilities related to the Assumed Agreements and to open all mail and packages and receive all communications and deliveries addressed to the Seller at any of the Sites on the Closing Date; provided, however, Buyer shall forward all mail and packages not related to the Purchased Assets or Assumed Agreements to the Seller at the address of the Seller specified in Section 14 hereof.


                          ARTICLE V

               Representations and Warranties

          Section 5.01  Representations and Warranties of
Seller.  Seller represents and warrants to Buyer as follows:

          (a) Organization; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted, and Seller is qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions where failure to qualify would have a material adverse effect on Buyer or the conduct by Buyer after the Closing Date of a business at the Sites substantially similar to the Business.

          (b) Corporate Authorization. The execution, delivery and performance by Seller of this Agreement, the Assumption Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement to which it is a party have been authorized and approved by all requisite corporate action on the part of Seller, and no other corporate approval or authorization is required on the part of Seller, any trustee, any party to the ICC Financing (except as have been obtained) or any other person by law or otherwise in order to make this Agreement, the Assumption Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement the valid, binding and enforceable obligations of Seller (subject to the receipt of required consents to assignments of the Assumed Agreements). No action or approval by, or consent or vote of, all or any percentage of the holders of common stock of Seller is required to authorize Seller to enter into this Agreement or to consummate the transactions contemplated hereby.

          (c)  Purchased Assets; Business.  (i)  Exhibit
5.01(c)(1) is a full and complete list of the Assumed
Agreements.  True and complete copies of the Assumed
Agreements (including any side agreements, letters or other instruments constituting amendments or modifications thereof) have been furnished to Buyer.

               (ii)  Except as set forth on Exhibit
5.01(c)(2)(i), Seller is not in default (and, to Seller's knowledge, there is as of the date of this Agreement no other default and no event which, with notice or lapse of time or both, would constitute a default) in any material respect under any of the Assumed Agreements. Each Assumed Agreement is in full force and effect. Seller has the right to assign the Assumed Agreements to which it is a party, subject to restrictions on assignment contained in the Assumed Agreements, and except for the Encumbrances set forth on Exhibit 5.01(c)(2)(ii) which will be removed by Seller on or prior to the Closing Date and the lien for Taxes not yet due, Seller has not otherwise assigned, pledged or encumbered its interest in the Assumed Agreements to which it is a party. No obligation of Seller under any Assumed Agreement is in excess of the normal, ordinary and usual requirements of Seller or at an excessive price and no Assumed Agreement with any given customer obligates Seller to sell or deliver any product or service at a price which (in the aggregate with all other Assumed Agreements with such customer) does not cover the cost (including labor, materials and production overhead) together with the customary profit margin for such product or service in the light of the amount of product or service provided and the type of customer involved. Exhibit 5.01(c)(2)(iii) sets forth a backlog report for the Business as of the date hereof. None of the Assumed Agreements contain any agreement, understanding or relationship arising out of or relating to Seller's status as a "small business concern", a "minority-owned business concern" or other similar status.

               (iii)  Seller's interest in each Site is a
valid and subsisting leasehold interest in such Site pursu-ant to the Lease thereof, and each such Lease affords the tenant thereunder the legal right to occupy the Site leased thereby as of the Closing Date in accordance with the terms thereof. The Leases are valid and enforceable by Seller. Seller has performed all the obligations required to be performed by them under the Leases and possesses and quietly enjoys the premises under the Leases, and Seller has no knowledge that such premises are subject to any Encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations that interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business of Seller. Seller has not received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of such leased properties, and Seller knows of no such violation. Seller has not received notice of any pending or threatened condemnation proceedings relating to any of the properties that are the subject of the Leases and, so far as known to Seller, there are no such pending or threatened proceedings. The structures, tangible properties and equipment owned, operated or leased by Seller (as lessor or as lessee) in connection with the Business of Seller are used and useable by Seller in the present conduct of Seller's Business and generate the revenues set forth on Seller's financial statements. Seller and each other party thereto are in full compliance with the terms of all agreements listed on
Exhibit 5.01(c)(1) and no defaults exist under such agreements except as disclosed on Exhibit 5.01(c)(2)(i).

               (iv) Seller has good and marketable title to the Purchased Inventory, Purchased Spare Parts, Purchased Receivables, Purchased Intangibles, and Other Property, free and clear of all Encumbrances, subject to the rights of personal property lessors and software licensors. The Purchased Receivables constitute valid claims against the account debtors with respect thereto. The Purchased Receivables are collectible within 120 days after the dates of the invoices giving rise to such Purchased Receivables at the aggregate gross recorded amounts thereof less an allowance, if any, for uncollectible accounts established in accordance with GAAP.

               (v) Exhibit 5.01(c)(5) sets forth the nature of the operations at each Site, lists the Purchased Inventory, Purchased Spare Parts and Purchased Receivables attributable to the mid-west and east divisions of Seller as of June 30, 1996 and lists the Fixed Assets and Petty Cash attributable to the mid-west and east divisions of Seller.

               (vi)  Except as indicated on Exhibit
5.01(c)(6), the Purchased Assets constitute all of the assets and business of Seller used by Seller in or necessary to conduct the Business of each such Seller at each Site
(subject to Section 8.02 and other than the Excluded
Assets).

          (d) Litigation. Except as set forth in Exhibit 5.01(d), there is no litigation, action, suit, tax audit, proceeding or investigation pending or, to Seller's knowledge, threatened with respect to the Business of Seller, any of the Purchased Assets or any of the transactions contemplated hereby, before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any other entity, which, if adversely determined, could reasonably be expected to have a material adverse impact upon the Purchased Assets taken as a whole or the conduct by Buyer after the Closing Date of a business at the Sites
substantially similar to the Business of Seller.   Seller is
not in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if not cured, could have a material adverse impact upon the Purchased Assets taken as a whole or the conduct by Buyer after the Closing Date of a business at the Sites substantially similar to the Business of Seller.

          (e) No Conflict. Except as set forth in Exhibit 5.01(e), the execution by Seller of this Agreement, the Assumption Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement, compliance by Seller with the provisions of this Agreement and the consummation by Seller of the transactions contemplated hereby (i) will not violate in any material respect any provision of applicable law to which Seller is subject, (ii) will not conflict with any provision of the Certificate of Incorporation or By-laws of Seller or conflict with or constitute a default (or, to Seller's knowledge, are not events which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on Seller, (iii) will not result in the creation of any Encumbrance upon any of the Purchased Assets, (iv) do not require the consent or approval of, or registration, decla-ration or filing with, any court, administrative agency or commission or other governmental authority or instrumental-ity, except for compliance with the requirements of the HSR Act and any filings under state laws required in connection with the conveyance of the Purchased Receivables and vehicles, and (v) do not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to Seller, to any of the Purchased Assets or to the Business of Seller, violation of which could have a material adverse impact upon Buyer or the conduct by Buyer after the Closing Date of a business at the Sites substantially similar to the Business of Seller.

          (f) Financial Statements; Books and Records; Reserve for Bad Debts; No Material Adverse Change. Seller has delivered to Buyer copies of (i) Seller's consolidated financial statements (including statements of income, stockholders' equity and cash flows and a balance sheet) for Seller for the fiscal years ended March 31, 1994, 1995 and 1996, audited and certified by an independent certified public accountant, (ii) the unaudited statements of profits and losses with respect to the east and mid-west divisions of Seller for the three-month period ended June 30, 1996 and the one-month period ended July 31, 1996 and (iii) the balance sheet with respect to the east and mid-west divisions of Seller for June 30, 1996 and July 31, 1996. Such audited financial statements have been prepared in accordance with GAAP except as set forth in the notes thereto (subject, in the case of the monthly statements, to normal year-end adjustments and the absence of footnotes), and fairly present, in all material respects the financial condition and results of operations of Seller as at said dates. The unaudited statements are true and correct in all material respects and fairly reflect the matters shown therein. The books of account of Seller fairly reflect in all material respects all transactions of Seller and other matters required to be reflected therein consistent with the financial statements referred to above. Seller's reserve for bad debts has been established in accordance with GAAP.

          (g)  Absence of Undisclosed Liabilities and
Obligations. Except as disclosed in the audited financial statements of Seller as at March 31, 1996, Seller has not had and does not have any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature required to be reflected in a balance sheet of Seller prepared in accordance with GAAP or disclosed in the notes thereto, including, without limitation, any Taxes due or to become due.

          (h)  Taxes.  Seller and its subsidiaries and
affiliates, or an affiliated, combined or unitary group of which any such corporation is or was a member, as the case may be (individually a "Tax Affiliate" of Seller and collectively, Seller's "Tax Affiliates"), has: (i) correctly prepared and timely filed all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes; (ii) timely and properly paid all Taxes that are due and payable; (iii) established on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable; and (iv) complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws. There are no liens for Taxes upon the assets of Seller or any of its Tax Affiliates except liens for Taxes not yet due.
Neither Seller nor any of its Tax Affiliates is a party to any agreement providing for the allocation, sharing or indemnification of Taxes.

          (i) No Brokers. Seller has not made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contem-plated hereby which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          (j) Environmental Compliance. (i) Seller has not been notified and neither knows of nor suspects that it is in violation, or alleged to be in violation, of any Environmental Laws which would have a material adverse effect on the Business.

                (ii)  Seller has not received a notice,
complaint, order, directive, claim or citation from any third party, including without limitation any federal, state or local governmental authority, (A) that Seller has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, or the CERCLA Information System; (B) that any Hazardous Materials which Seller has generated, stored, transported or disposed of has been released at any site at which a federal, state or local agency has conducted or has ordered that any person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or has named Seller as a potentially responsible party; or (C) that Seller is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

               (iii) To the extent such activity would have a material adverse effect on the Business: (A) to the actual knowledge of Seller, no portion of the property of Seller has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of any of the Sites; (B) in the course of any activities conducted by Seller or operators of Seller's properties, no Hazardous Materials have been generated or are being used on the property except in accordance with applicable Environmental Laws; (C) to the actual knowledge of Seller, there have been no releases (i.e., any past or present releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, into or from the property currently or formerly owned, operated or leased by the Seller or any of its Affiliates, which releases would have a material adverse effect on the value of any of the property or adjacent properties or the environment; and (d) in addition any Hazardous Materials, that have been generated or stored on any of the currently or formerly owned, operated or leased property of Seller or any of its subsidiaries have been transported off site only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of Seller's knowledge, operating in material compliance with such permits and applicable Environmental Laws.

                (iv)  The execution, delivery and perform-
ance of the agreements and instruments referred to in
Section 6.01(c)(iii) to which Seller is a party, and the transfer of the Purchased Assets by Seller to Buyer, are not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including, without limitation, any so-called "environmental cleanup responsibility acts" or requirements for the transfer of permits, approvals, or licenses.

                 (v)  Seller has provided to Buyer all
environmentally related audits, studies, reports, analyses
(including soil and groundwater analyses), and results of investigations that have been performed with respect to the currently or previously owned, leased, or operated properties of the Seller or any of its Affiliates.

                (vi)  There is not now nor, to the knowledge
of the Seller, has there been located at any of the properties of the Seller asbestos containing material or equipment containing polychlorinated biphenyls.

               (vii) The Seller currently holds, and at all times has held, all required federal, state, and local permits, licenses, certificates and approvals necessary to the Seller's business ("Environmental Permits"). The Seller has not been notified by any relevant governmental authority that any Environmental Permit will be modified, suspended, cancelled or revoked, or cannot be renewed in the ordinary course of business or that the Company is a potentially responsible party under CERCLA or any other Environmental Laws.

          (k) Employee Benefit Information. (i) Except as set forth on Exhibit 5.01(k), Seller does not maintain, is not required to contribute to and has no liabilities with respect to any Employee Benefit Plan and no Company Personnel or dependent of such Company Personnel is entitled to any benefits except as provided for by the provisions of such Plans or by applicable law. Except as set forth on
Exhibit 5.01(k), on the date of this Agreement no individual is a party to an Employment Contract pertaining to the Business of Seller.

                (ii)  Seller has provided Buyer with (A)
copies of all Employee Benefit Plans or in the case of an unwritten plan, a written description thereof, (B) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Benefit Plans and (C) copies of the most recent summary plan descriptions (whether or not required to be furnished under ERISA) and all material employee communications relating to such Employee Benefit Plans and distributed to Company Personnel.

               (iii)  Except as set forth on Exhibit
5.01(k), the events contemplated by this Agreement (either alone or together with any other event) (with respect to any Employee Benefit Plans which constitute Assumed Liabilities) will not (A) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Benefit Plan or law, (B) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Benefit Plan or compensation to any Company Personnel, (C) result in any payments (including parachute payments) under any Employee Benefit Plan or law becoming due to any Company Personnel, or (D) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Benefit Plan.

                (iv)  The Dataflex Corporation Employee
Savings Plan (the "401(k) Plan") is qualified under Sections 401(a) and 401(k) of the Code and the related trust is exempt from Tax under Section 501(a) of the Code and Seller has no other employees' savings plans. The Internal Revenue Service has issued an opinion letter that the prototype plan to which the 401(k) Plan relates is so qualified and nothing has occurred since the date of such letter to cause the letter to be no longer valid or effective assuming the plan is amended on a timely basis to comply with changes to the Code made by the Tax Reform Act of 1986, or other legislative, regulatory or administrative requirements subject to the remedial amendment period applicable to such Act. All contributions due with respect to the periods ending on or before the Closing Date to the 401(k) Plan have been timely made, and a pro rata portion of the contributions (including matching contributions) for the plan year in which the Closing Date occurs shall have been made on or prior to the Closing Date for the period ending on the Closing Date.

                 (v)  Neither Seller nor any entity that is
or was at any time treated as a single employer with Seller under Section 414(b), (c), (m) or (o) of the Code has at any time (A) maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any plan that is a multiemployer plan as defined in Section 3(37) of ERISA, (B) incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA (other than the payment of premiums none of which are overdue) or
(C) incurred or expects to incur liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code whether or not waived.

                (vi)  Seller has, in the conduct of the
affairs of the Business of Seller, complied in all material respects with all applicable laws, rules, and regulations relating to the employment of labor, including those relating to wages, hours, terms and conditions of employment, collective bargaining and the payment of social security and similar Taxes.

               (vii)  Seller has not and prior to the
Closing Date will not have suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN").

          (l) Labor Disagreements. In connection with the operation of the Business of Seller, (i) Seller is not engaged in any unfair labor practice; (ii) Seller has not been notified of any unfair labor practice charge or complaint against Seller pending and, to the knowledge of Seller, no such charge or complaint is threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal; (iii) except as set forth on
Exhibit 5.01(1)(iii), Seller has not been notified of any charge or claim filed at or with the Equal Employment Opportunity Commission, any state agency having similar jurisdiction or any court or tribunal, actually pending and, to the knowledge of Seller, no such charge or claim is threatened against Seller in connection with the operation of the Business of Seller; (iv) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting Seller and, to the knowledge of Seller, none is or has been threatened; (v) Seller has not been notified of any grievance which might have a material adverse effect on the conduct of the operations of the Business of Seller; (vi) Seller has no labor contracts or collective bargaining agreements with respect to any Company Personnel; (v) no labor organization or group of employees of the Seller has made a demand for recognition or certification, and, to the Seller's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (vi) there are no organizing activities involving the Seller pending with any labor organization or group of employees of the Seller.

          (m) Insurance. Seller maintains and has in full force and effect the insurance policies covering the Purchased Assets and the Business that are set forth on
Exhibit 5.01(m). Copies of the insurance policies covering the Purchased Assets and the Business of Seller have been provided to Buyer.

          (n)  Intangible Assets; Confidentiality
Agreements. (1) Exhibit 5.01(n)(1) contains a complete list of all patents of any description and pending applications therefore, all registrations of trademarks and of other marks, all registrations of trade names, assumed names, service marks, logos, labels or other trade rights, all pending applications for any such registrations, all copyright registrations and pending applications therefor, all other copyrights, trademarks and other marks, trade names, assumed names, service marks, logos, jingles, program rights, non-governmental licenses, computer programs and slogans, and all other inventions and designs, whether or not patentable, all to the extent that the foregoing items are owned in whole or in part by Seller and used in the Business as of the date of this Agreement (collectively, the "Intellectual Properties"). Except as described on Exhibit 5.01(n)(1), Seller owns the Purchased Intangibles and they are assignable to Buyer by Seller without the consent of any third party. To the knowledge of Seller, Seller is not infringing in any material respect any patent, copyright, trademark or service mark of any third party or otherwise violating in any material respect any other property rights of any third party and no claim has been made or threatened against Seller alleging any such violation. To the knowledge of Seller, there are no material violations by others of any right of Seller in the Purchased Intangibles. Except as described on Exhibit 5.01(n)(1), Seller pays no fees or royalties for the use of the Purchased Intangibles.

               (2)  Exhibit 5.01(n)(2) contains a complete
and correct identification of all confidentiality and non-competition agreements to which Seller is a party as of the date of this Agreement other than confidentiality agreements and non-competition agreements that are (A) not Assumed Agreements or (B) agreements that will not be binding on the Buyer after the Closing Date.

          (o) Employees. Exhibit 5.01(o) sets forth the name, location, title, date of employment, salaries, bonuses (and any changes in salaries or bonuses since March 31, 1996) of each Employee. Except as described on Exhibit 5.01(o), no Employee is a party to a confidentiality agreement or non-competition agreement with Seller or any of its Affiliates. No Employee of the Seller has provided notice to Seller of his or her intention to terminate his or her relationship with Seller. Seller has no knowledge of any plan of any Employee to do so.

          (p) Client List. Exhibit 5.01(p) sets forth true, complete and accurate lists of the 10 largest clients (in terms of net revenues) with respect to the east and mid-west divisions of Seller during the one year period ending on March 31, 1996. No client, customer or supplier of Seller, with respect to any Site, has provided notice to Seller of its intention to terminate its relationship with Seller or to substantially reduce the amount of business it provides to Seller. Seller has no knowledge of any plan of any client to do so.

          (q) Absence of Certain Changes or Events. Except as disclosed in Exhibit 5.01(q) hereto, since March 31, 1996, there has not been any:

                 (i)  change in the financial condition,
assets, liabilities, earnings or business of Seller with respect to the Sites except for changes which have been in the ordinary course of business and which have not, individually or in the aggregate, been materially adverse to Seller;

                (ii)  change in the number of shares of
capital stock of Seller issued and outstanding or any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of Seller's capital stock;

               (iii)  (A) increase in excess of 5% in the
compensation payable or to become payable by Seller to any of the Company Personnel or increase other than in the ordinary course of business consistent with past practice and in connection with the annual review of Company Personnel, (B) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, to or to the credit of Company Personnel, or
(C) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement (whether or not subject to ERISA) made or agreed to by Seller with respect to Company Personnel except pursuant to the existing plans and arrangements described in Exhibit 5.01(k) hereto;

                (iv)  significant labor trouble, or any
material controversies or material unsettled grievances threatened between Seller, on the one hand, and any Company
Personnel or a collective bargaining organization representing or seeking to represent Company Personnel, on the other hand;

                 (v)  addition to or modification or
amendment of the Employee Benefit Plans other than (A) contributions made for the fiscal year ended March 31, 1996 in accordance with the normal practices Seller or (B) the extension of coverage to other Company Personnel who became eligible after March 31, 1996;

                (vi)  mortgage, pledge or subjection to any
Encumbrance of any of Seller's assets relating to the Sites, except the lien for Taxes not yet due and payable;

               (vii)  sale, assignment or transfer of any
assets of Seller that are material, singly or in the aggregate, to Seller's Business other than in the ordinary course;

              (viii)  waiver of any rights of substantial
value to Seller (with respect to the Sites) whether or not in the ordinary course of business;

                (ix)  cancellation or termination by Seller
(with respect to the Sites) of any contract, agreement or other instrument to which Seller is or was a party;

                 (x)  liability incurred by Seller (with
respect to the Sites) except liabilities incurred in the ordinary course of business;

                (xi)  capital expenditures in an amount in
excess of $100,000 in the aggregate or the execution of any lease with respect to any aspect of the Business of Seller
(with respect to the Sites) or any incurring of liability therefor;

               (xii)  borrowing of money or guaranteeing of
any indebtedness of others by Seller except in the ordinary course consistent with past practice (in respect of or relating to the Sites);

              (xiii)  lending of any money or otherwise
pledging the credit of Seller except the extension of credit in the ordinary course to any customer or other third parties doing business with the Business consistent with past practices of the Business;

               (xiv)  failure to conduct the Business of
Seller in the ordinary course;

                (xv)  change in the method of accounting or
accounting practice of Seller;

               (xvi)  loss of services of any Company
Personnel that is or are material, individually or in the aggregate, to the conduct of the Business of Seller;

              (xvii)  material cancellation by any supplier,
customer or contractor with respect to the Business of Seller;

             (xviii) extraordinary item of loss (as defined in Opinion No. 30 of the Accounting Principles Board of the
American Institute of Certified Public Accountants);

               (xix)  material increase in the proportion of
Purchased Inventory to revenues of the Seller with respect to the Sites; or

                (xx)  agreement by Seller to do any of the
foregoing.

          (r) Compliance with Laws. Seller has complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing relating to the Business to which it is subject and any undertakings of Seller to any of the foregoing. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and Seller has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, cause a material loss to the Business of Seller or otherwise have a material adverse effect on the Business of Seller. To the best of Seller's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions which, if adopted, would materially adversely affect the Business of Seller.

          (s) Transactions with Certain Persons. Except as disclosed in Exhibit 5.01(s) hereto, no stockholder, officer, director or employee of any Seller or member of his immediate family is presently a party to any transaction with Seller relating to the Business of Seller, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by,
(ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than services as officers, directors or employees) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

          (t)  Disclosure.  As of the date of this
Agreement, the representations of Seller in this Agreement or in any schedule, exhibit, or other documents delivered or made available for inspection pursuant hereto (taken together) do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements included therein or herein, in the light of the circumstances in which they are made, not misleading.

          (u) Summary of Agreements. Seller has delivered to Buyer true and accurate summaries of the material terms of each of the Assumed Agreements, including, without limitation, any and all material financial commitments therein which are to be performed on or after the Closing
Date.

          Section 5.02  Representations and Warranties of
Buyer.  Buyer represents and warrants to Seller as follows:

          (a) Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted.

          (b) Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the Assumption Agreement have been authorized and approved by all requisite corporate action, and no other corporate approval or authorization is required on the part of Buyer or any of its stockholders by law or otherwise in order to make this Agreement and the Assumption Agreement the valid and binding obligations of Buyer (subject to the receipt of required consents to assignments of the Assumed Agreements) enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

          (c) No Conflict. The execution by Buyer of this Agreement and the Assumption Agreement, compliance by Buyer with the provisions of this Agreement and the consummation by Buyer of the transactions contemplated hereby (i) will not conflict with any provision of the Certificate of Incorporation or By-laws or conflict with or constitute a default (or, to its knowledge, an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on Buyer, which conflict, default, termination or acceleration would have a material adverse impact upon Seller, (ii) except for compliance with the requirements of the HSR Act, does not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, and (iii) does not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to Buyer, violation of which would have a material adverse impact upon Seller.

          (d) No Brokers. Buyer has not made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contem-plated hereby which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.


                         ARTICLE VI

             Conditions Precedent to Obligations
                     of Buyer and Seller

          Section 6.01  Conditions Precedent to Obligations
of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Buyer, on or prior to the Closing Date, of the following conditions:

          (a)  Representations and Warranties.  The
representations and warranties of Seller contained in this Agreement shall be deemed to have been made again on and as of the Closing Date and shall then be true and correct, and on the Closing Date, Seller shall have delivered to Buyer a certificate to such effect.

          (b) Delivery of Closing Documents. Seller shall have delivered to Buyer on or prior to the Closing Date all the documents required to be delivered pursuant to Section
7.01.

          (c) Opinion of Counsel for Seller. Buyer shall have received an opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, counsel for Seller, dated the Closing Date and addressed to Buyer, in form and substance satisfactory to Buyer, to the effect that:

          (i)  Seller is a corporation duly organized,
     validly existing and in good standing under the laws of the State of New Jersey, and has corporate power to carry on the Business of Seller, as applicable, as it is being conducted;

          (ii)  Seller has full corporate power and
     authority to enter into this Agreement, the Assumption Agreement and the bills of sale, assignments and other instruments of transfer referred to in this Agreement to which it is a party and to consummate the transactions contemplated hereby, and all corporate and other proceedings required to be taken by or on the part of Seller to authorize it to enter into this Agreement, the Assumption Agreement and the bills of sale, assignments and other instruments of transfer referred to in this Agreement and to consummate the transactions contemplated hereby have been duly and properly taken, and no consent or vote of Seller's shareholders is required in connection with the transactions contemplated hereby;

          (iii) This Agreement, the Assumption Agreement, the bills of sale, assignments and other instruments of transfer delivered by Seller pursuant to Section 7.01 to which Seller is or are a party have been duly executed and delivered by Seller, as appropriate, and each constitutes a legal, valid and binding obligation of Seller, as the case may be, enforceable in accordance with its respective terms;

          (iv) The execution, delivery and performance by Seller of the agreements and instruments referred to in paragraph (iii) above to which Seller is a party, (A) will not conflict with or violate any provision of any applicable law, rule or regulation or any order, writ, injunction or decree known to such counsel, (B) will not conflict with any provision of the Certificate of Incorporation or By-laws of Seller and, to the knowl-edge of such counsel, will not conflict with or result in the breach of any term or provision of, or con-stitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Pur-chased Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which it is bound and (C) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (except for compliance with the HSR
     Act); and

          (v) To the knowledge of such counsel, there is no action, suit or proceeding pending or threatened in any Federal, state, municipal or other court, agency or other governmental body seeking to restrain or prohibit the consummation of the transactions contemplated hereby, except as described in such opinion;

          (vi) The execution, delivery and performance by Seller of the agreements and instruments referred to in paragraph (iii) above to which Seller is a party, and the transfer of the Purchased Assets by Seller to Buyer, are not subject to any Environmental Laws of the State of New Jersey or any locality therein (or, to the best knowledge of such counsel, any other jurisdiction) which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including, without limitation, any so-called "environmental cleanup responsibility acts" or requirements for the transfer of permits, approvals, or licenses, except for those complied with on or prior to the Closing Date;

and as to such other matters as Buyer may reasonably re-quest. Such opinion may be limited by its terms to the laws of the United States of America, the State of New Jersey and may be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity.

          (d) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

          (e) No Material Adverse Effect. (i) Except as disclosed in Seller's filings pursuant to the Securities Exchange Act of 1934, as amended, there shall not have been any material adverse change, and Seller shall know of no fact, circumstance, event, occurrence, contingency or condition which might reasonably be expected to result in any such change, in the Purchased Assets or the Business of Seller or financial condition of Seller from that set forth in the audited financial statements for the period ended March 31, 1996, and there has been no material adverse change in the business or operations of Seller; (ii) other than in the ordinary course of business and at prices and on terms consistent with the past practice of Seller, Seller has made no disposition of, or otherwise removed, any portion of the Purchased Assets from the Sites; and (iii) the Business of the Seller has been operated in all material respects only in the ordinary course of business and consistent with the past practice of Seller.

          (f) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal, prohibit or restrict the consummation of the transactions contemplated herein. In the case of failure of the condition set forth in this 6.01(f), Seller shall deliver to Buyer an opinion of counsel to such effect.

          (g) No Unexpected Liability. Except as set forth on Exhibit 6.01(g) or as disclosed in Seller's quarterly financial statements delivered to Buyer in accordance with
Section 5.01(f), neither Seller nor any of the Purchased Assets has become subject to or bound by, and Seller knows of no fact, circumstance, event, occurrence, contingency or condition which could reasonably be expected to result in, any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, asserted, unasserted or otherwise), other than liabilities and obligations incurred by Seller or to which Seller has become subject or bound in the ordinary course of business and on terms consistent with the past practice of Seller.

          (h)  Approvals and Consents.  Consents to
assignment of the Assumed Agreements listed on Exhibit 6.01(h) shall have been obtained by Seller. Each consent to assignment with respect to a Lease shall also state (i) that such Lease has not been amended, modified or supplemented (except as disclosed on Exhibit 5.01(c)(1)) and is in full force and effect on the Closing Date, (ii) the date to which payments under such Lease have been made, (iii) that there is no default or event which, with notice or the passing of time, would constitute a default existing under such Lease and (iv) that there are no setoffs, defenses or counterclaims against enforcement of the obligations to be performed under such Lease in favor of the party executing such consent.

          (i) Letter of Credit or Escrow Agreement. In accordance with Section 3.01(a), Seller shall have either
(i) delivered to Buyer the Letter of Credit duly executed by the issuing bank; or (ii) executed and delivered to Buyer the Escrow Agreement and caused the escrow agent to execute and deliver to Buyer the Escrow Agreement.

          (j) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (k)  Release from Confidentiality and
Noncompetition Agreements. Seller shall have either (i) released all Employees of Seller that are employed at the Sites and are employed by Buyer from any and all confidentiality and noncompetition agreements between such Employees and Seller, or (ii) assigned to Buyer the rights and obligations under any and all confidentiality and noncompetition agreements between such Employees and Seller.

          (l) Release of ICC Financing Liens. The lien of the ICC Financing on the Purchased Assets shall have been released and executed instruments of release and termination statements satisfactory to Buyer shall have been delivered to Buyer.

          (m) Rose Employment Agreement. Seller shall either amend or replace the Rose Employment Agreement with an agreement that permits Richard Rose to provide to Buyer,
(i) consulting services relating to transitional matters arising from the transactions contemplated by this Agreement on a full-time basis for at least three months from the Closing Date at Seller's expense and (ii) additional consulting services on such transitional matters for an additional three months after the end of such three-month period at Buyer's expense.

          (n) Environmental Reviews. Buyer shall have received Phase I environmental reports with respect to the Sites satisfactory to the Buyer.

          (o) Letter of Non-applicability. Seller shall have obtained from the New Jersey Department of Environmental Protection and shall have delivered to Buyer a so-called "letter of non-applicability" pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq., and implementing regulations, relating to each Site located in New Jersey.

          Section 6.02  Conditions Precedent to Obligations
of Seller. The obligations of Seller under this Agreement are, at the option of Seller, subject to the conditions that at the Closing Date:

          (a) Compliance with Covenants. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been duly complied with and per-formed in all material respects.

          (b) Representations and Warranties. The rep-resentations and warranties made by Buyer herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided that to the extent that any of such representations and warranties are already qualified by one or more standards of materiality, such representation or warranty shall be true and correct in all respects on the Closing Date.

          (c) Delivery of Closing Documents. Buyer shall have delivered to Seller on or prior to the Closing Date all the documents required to be delivered pursuant to Section
7.02.

          (d) Opinion of Counsel for Buyer. Seller shall have received an opinion of Dewey Ballantine, special counsel for Buyer, dated the Closing Date and addressed to Seller, and in form and substance satisfactory to Seller, to the effect that:

          (i)  Buyer is a corporation duly organized,
     validly existing and in good standing under the laws of the State of Delaware;

          (ii) Buyer has full corporate power and authority to enter into each of this Agreement and the Assumption Agreement and to consummate the transactions contemplated hereby, and all corporate and other proceedings required to be taken by or on the part of Buyer to authorize it to enter into each of this Agreement and the Assumption Agreement and to consummate the transactions contemplated hereby have been duly and properly taken;

          (iii) Each of this Agreement and the Assumption Agreement have been duly executed and delivered by Buyer and each constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms;

          (iv) the execution, delivery and performance by Buyer of the agreements referred to in paragraph (iii) above, (A) will not conflict with or violate any provision of any applicable law, rule or regulation or any order, writ, injunction or decree known to such counsel, (B) will not conflict with any provision of the Certificate of Incorporation or By-laws of Buyer and, to the knowledge of such counsel, will not conflict with or result in a breach of any term or provision of, or constitute a default under, any indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or by which it is bound (except as otherwise disclosed), and (C) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, and

          (v) To the knowledge of such counsel, there is no action, suit or proceeding pending or threatened in any Federal, state, municipal or other court, agency or other governmental body seeking to restrain or prohibit the consummation of the transactions contemplated hereby, except as described in such opinion;

and as to such other matters as Seller may reasonably request. Dewey Ballantine's opinion may be limited by its terms to the laws of the United States of America and the State of New York and the General Corporation Law of the State of Delaware and may be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors, rights generally and be limited to the extent that enforce-ment may be affected by the availability of equitable remedies or the applicability of principles of equity. Such opinion may refer to the fact that this Agreement and the Assumption Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

          (e) Consideration. The Purchase Price shall have been paid to Seller in accordance with Section 3.01.

          (f) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

          (g) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal, prohibit or restrict the consummation of the transactions contemplated herein. In the case of failure of the condition set forth in this 6.02(g), Seller shall deliver to Buyer an opinion of counsel to such effect.

          (h) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.


                         ARTICLE VII

          Documents To Be Delivered on Closing Date

          Section 7.01  Documents To Be Delivered by Seller
on Closing Date. On the Closing Date, Seller shall deliver to Buyer, in form and substance satisfactory to Buyer and its counsel:

          (a) Opinion of Counsel. The opinion of counsel referred to in Section 6.01(c).

          (b) Officer's Certificates. Certificates signed by the Chief Executive Officer, President or any Vice President of Seller to the effect set forth in Section 6.01(a) and stating that the conditions set forth in Section 6.01(b) have been satisfied, and that Seller has complied with each of the covenants and agreements contained in this Agreement.

          (c) Bills of Sale. Bills of sale duly executed by the Seller conveying the Purchased Assets at the Closing
Date.

          (d)  Assumption Agreement.  The Assumption
Agreement duly executed by Seller.

          (e) Further Instruments. Such further instru-ments of assignment, conveyance or transfer or other instru-ments covering the Purchased Assets or any part thereof, and such further instruments with respect to the transactions contemplated hereby, as Buyer may reasonably request.

          (f)  Closing Purchased Inventory, Purchased Spare
Parts and Purchased Receivables. A schedule of the Purchased Inventory, Purchased Spare Parts and Purchased
Receivables attributable to each Site together with a statement of the aggregate amount of the Seller's reserve for doubtful accounts, in each case, as of the close of business on the day prior to the Closing Date.

          (g) Letter of Credit and Escrow Agreement. The Letter of Credit duly executed by the issuing bank in the event Seller substitutes the Letter of Credit for the Escrow Agreement in accordance with Section 3.01(a), or if not, then the Escrow Agreement duly executed by Seller and the escrow agent.

          (h) Letter of Non-applicability. The "letter of non-applicability" referred to in Section 6.01(o).

          Section 7.02  Documents To Be Delivered by Buyer
on Closing Date. On the Closing Date, Buyer shall deliver to Seller, in form and substance satisfactory to Seller:

          (a) Conditions Precedent. The payments, docu-ments, agreements and instruments referred to in Section
6.02 as conditions precedent to the obligations of Seller.

          (b) Officer's Certificate. A certificate signed by the President or a Vice President of Buyer to the effect set forth in Sections 6.02(a) and (b).

          (c)  Assumption Agreement.  The Assumption
Agreement duly executed by Buyer.

          (d) Escrow Agreement. The Escrow Agreement duly executed by Buyer in the event Seller delivers funds to Buyer under the terms of the Escrow Agreement in accordance with Section 3.01(a).

          (e) Further Instruments. Such further instru-ments with respect to the transactions contemplated hereby, including instruments of assumption, as Seller may reasonably request.



                        ARTICLE VIII

              Further Covenants and Agreements
                      Seller and Buyer

          Section 8.01  Further Covenants and Agreements of
Seller.  Seller agrees that:

          (a) Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date, Seller (i) will maintain the Other Property and not remove any Other Property from the Sites except in the ordinary course of business; (ii) will perform, in all material respects, its obligations under the Assumed Agreements; (iii) will conduct the Business of Seller only in the ordinary course; (iv) will not (A) fail to comply in any material respect with any laws, ordinances, regulations or other governmental restrictions applicable in any respect to the Business of Seller or any of the Purchased Assets, (B) grant any powers of attorney to act for the Business of Seller after the Closing Date, (C) mortgage or pledge or otherwise encumber any of the Purchased Assets, (D) cancel or terminate any contract, agreement or other instrument material to the Business, other than contracts, agreements and other instruments which are not to be assigned to Buyer unless Seller is otherwise obligated to maintain them in effect,
(E) engage in or enter into any material transaction with respect to the Business of Seller of any nature not expressly provided for herein, (F) pay any dividend or make any other distribution or payment to the shareholders of Seller or (G) amend, modify or supplement any Employment Contract listed on Exhibit 5.01(k); and (v) will from and after the date hereof until the Closing Date (A) take such action as may reasonably be necessary to preserve the Purchased Assets, wherever located, which are material to the Business of Seller, other than in the ordinary course of business, (B) maintain inventory of the kinds and in the quantities maintained in the ordinary course of the Business, (C) maintain its books and records in a manner consistent with past practices and promptly advise Buyer in writing of any material adverse change in the condition (financial or otherwise) of the Purchased Assets or the Business of Seller and (D) use its reasonable commercial efforts to preserve the organization of the Business of Seller intact and continue its operations at its present levels, to keep available to Buyer the services of Company Personnel and to preserve the goodwill of Seller' suppliers, customers, creditors and others having business relations with Seller in connection with the Business.

          (b) Competition. Seller (and any Affiliate or subsidiary of Seller) will not (i) for a period of one year commencing on the Closing Date engage in any capacity in a business within the Non-Compete Area that is substantially similar to the Business of Seller, (ii) for a period of two years commencing on the first anniversary of the Closing Date open an office in the Non-Compete Area, (iii) for a period of two years commencing on the first anniversary of the Closing Date solicit or otherwise contact any person within the Non-Compete Area who is or has been a customer of AmeriData Technologies, Inc. or any of its Affiliates at any time during the period from the Closing Date to the first anniversary of the Closing Date and is identified on the list prepared in accordance with Section 8.03(a) and (iv) for a period of three years from the Closing Date not station any people in any location in the Non-Compete Area.

          (c) Certain Information; Access to Businesses. Seller will make available to Buyer prior to the Closing Date upon reasonable notice, any Qualified Documents and such other information as Buyer shall reasonably request, provided that such information (i) relates to the Business of Seller and (ii) is available to Seller. Seller shall, from the date hereof up to and including the Closing Date, permit Buyer and Buyer's attorneys, accountants, agents and representatives full access to the books, records, business and assets of Seller (as such relate to the Business of Seller) at any reasonable time and in any reasonable manner on reasonable advance notice and in a manner that does not interrupt Seller's business. Buyer shall have the right to meet with customers and suppliers of Seller (with Seller's approval, which approval shall not be unreasonably withheld) and Seller will give Buyer full cooperation with respect thereto.

          (d) Non-Solicitation. From and after the Closing Date for a period ending one year following the Closing Date, Seller and Seller's Affiliates will not, unless acting with the express written consent of Buyer and AmeriData Technologies, Inc., directly or indirectly, solicit or interfere with, or endeavor to entice away (i) any person who was employed by Seller, Buyer or AmeriData, (ii) any person who otherwise performed services on a regular basis for Buyer, AmeriData or Seller or (iii) with respect to any business in which AmeriData, Buyer or any Affiliate of either thereof is or has been engaged after the date of this Agreement or in any way directly or indirectly involving computer products or services, any person or entity who was a customer or client or Buyer, Seller or AmeriData, in the case of (i) or (ii), during the 12 months immediately preceding the date of this Agreement, other than (A) Company Personnel terminated by Buyer without cause, or (B) Company Personnel not employed by Buyer or AmeriData upon the consummation of the transactions contemplated by this Agreement.

          (e) Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, Seller shall not enter into any transaction, take any action, or by inaction, permit an event to occur, which would result in any of the representations and warranties of Seller herein contained not being true and correct at and as of (i) the time immediately following the occurrence of such transaction or event or (ii) the Closing Date. Seller shall promptly give written notice to Buyer upon becoming aware of
(A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

          (f) Further Assurances. Seller will cooperate fully with Buyer in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date, from time to time, at Buyer's request and without further consideration, Seller will execute and deliver such other instruments, including powers of attorney, and take such other action as Buyer may reasonably request to more effectively put Buyer in possession and operating control of all or any part of the assets or properties of Seller.

          (g) No Mergers, Consolidations, Sales of Assets, Etc. Until the earlier of the consummation of the transactions contemplated by the Agreement or the termination date provided for in Section 9.02 below, Seller will not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the capital stock of Seller, the merger of any Seller with or into, or the direct or indirect acquisition or disposition of any of the Purchased Assets other than in the ordinary course of the business of the Seller to or from, any person other than Buyer or its Affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction.

          (h) Seller's Financial Statements. Seller will deliver to Buyer promptly after such statements become available, copies of its statements of profits and losses for each Site for each of the months ending after March 31, 1996 and prior to the Closing Date. Such statements shall be prepared on a basis consistent with the unaudited statements delivered pursuant to Section 5.01(f), and shall be true and correct and shall fairly reflect the matters shown therein in all material respects the financial condition of Seller as at said dates. All information in such financial statements shall be separately stated for each Site.

          (i)  Payment of Accrued Vacation Amounts.   On or
prior to the Closing Date, Seller shall pay, or shall cause to be paid, all accrued salaries, bonuses, vacation amounts and other employee benefits to all Employees of Seller at the Sites.

          (j) Taxes. Seller shall take all actions and shall file all estimates or reports related to the state tax requirements of any state in which a Site is located to insure that Buyer (i) shall not be liable under the laws of such State for the payment of any Taxes as a result of the consummation of the transactions contemplated by this Agreement and (ii) to the extent possible, will not be required to withhold any portion of the Purchase Price.

          (k)  Confidentiality and Noncompetition
Agreements.   Prior to the Closing Date, Seller shall have
taken all actions necessary to release all Employees of Seller that are employed at the Sites from any and all confidentiality and noncompetition agreements between such Employees and Seller.

          (l) Telephone and Facsimile Numbers. Seller shall have delivered to Buyer letters from Seller addressed to Seller's telephone companies instructing such companies and providers to transfer to Buyer the telephone and fax numbers of Seller relating to the Business of Seller.

          (m) Audit of the Business of the Sites. Seller shall, at the prior written request of Buyer, cause Seller's auditors to make available to Buyer all audit, workpaper and other information related to Sites and the Purchased Assets necessary to permit Buyer or Buyer's auditors to audit the business conducted at the Sites during the years ended March 31, 1995 and 1996.

          (n) Backlog Report. Seller shall, five (5) days prior to the Closing Date, prepare a backlog report for the Business.

          (p)  Use of Dataflex Name.  From and after the
Closing Date for a period ending 90 days following the Closing Date, Buyer and AmeriData may use the name Dataflex
Corporation as a tag line following the name AmeriData
Technologies, Inc., provided the name Dataflex Corporation is followed by "of New Jersey," "of New York," "of
Wisconsin" or "of Illinois."

          Section 8.02  Consents to Assignments; Permits.
(a) Anything in this Agreement or the bills of sale notwithstanding, to the extent that any Assumed Agreement to be sold, assigned, transferred or conveyed to Buyer, or any claim, right or benefit arising thereunder or resulting therefrom (the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the other party thereto, or any third person (including a government or governmental unit), or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, except as expressly otherwise provided herein, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof. After the Closing, until any Interest has been validly and effectively assigned to Buyer, (i) Seller shall hold such Interest for the benefit of Buyer and Buyer shall be entitled to receive all benefits under such Interest and shall be responsible for the obligations under such Interest to the extent relating to the benefits received, and (ii) any such Interest shall, notwithstanding the failure to receive any approval, consent or waiver (but so long as the same shall not constitute a violation of law), be deemed to be assigned, transferred or conveyed to Buyer if (A) written notice of such assignment, transfer or conveyance is given to the other party to such Interest on or before the Closing Date and (B) the other party to such Interest does not, within three months after the Closing, object to such assignment, transfer or conveyance or acts in a manner inconsistent with such assignment, transfer or conveyance.

          (b) Except as provided in Section 8.02(a)(ii), Seller is not obligated to sell, assign, transfer or convey to Buyer any of its rights and obligations in and to any of the Interests without first obtaining all necessary approvals, consents or waivers. Seller shall use all reasonable efforts, and Buyer shall cooperate with Seller, to obtain all necessary approvals, consents or waivers, or to resolve any impracticalities of transfer referred to in this Section necessary to convey to Buyer each such Interest as soon as practicable; provided, however, that neither Seller nor Buyer shall be obligated to pay any consideration therefor to the third party from whom such approval, consent or waiver is requested or waive or compromise any rights against such third party or commence any litigation or other proceeding against any third party.

          (c) Seller shall cooperate with Buyer, to obtain as of the Closing Date or as promptly thereafter as practicable all permits and licenses required to be obtained on the part of Buyer from any governmental agency with respect to the operation by Buyer of the Purchased Assets or the Business of Seller (including, without limitation, environmental and other operating permits). Seller will assign, transfer or convey to Buyer at the Closing those permits and licenses which can be assigned without having to obtain the consent of any third party with respect thereto, and Seller will cooperate with Buyer in obtaining any third party consents necessary to the assignment or transfer of any other permits and licenses which are not so assignable or transferable. Subsequent to the Closing, to the extent permitted by law, Seller shall have the right to cancel any permits or licenses or any bonds, guarantees or undertakings by Seller that do not constitute Purchased Assets or Assumed Liabilities.

          Section 8.03 Further Covenants and Agreements of Buyer. (a) Customer List. On the first anniversary of the Closing Date, Buyer will prepare and promptly deliver to Seller a list of certain persons or entities (the "Customer List") that are or have been during the period from the Closing Date to the first anniversary of the Closing Date customers of AmeriData Technologies, Inc or any of its Affiliates. Buyer may, at its option, exclude any such customer from the Customer List.

          (b) Non-Solicitation. From and after the Closing Date for a period ending one year following the Closing Date, Buyer and Buyer's Affiliates will not, unless acting with the express written consent of Seller, directly or indirectly, solicit or interfere with, or endeavor to entice away (i) any person who was employed by Seller, or (ii) any person who otherwise performed services on a regular basis for Seller.

          (c) Certain Services. From the Closing Date through December 31, 1996, Buyer shall provide to Seller help desk support and dispatch services with respect to Ward THG and Solvay Pharmaceutical. The cost for such services will be $106.00 per user per year (appropriately prorated for partial years), payable in advance by Seller at the Closing based upon the number of users as of the Closing Date, and adjusted promptly following December 31, 1996 based on the actual number of users as mutually agreed by Buyer and Seller. If the amount paid at Closing by Seller pursuant to this Section 8.03(c) exceeds the actual amount computed in accordance with the immediately preceding sentence, then Buyer shall reimburse such excess to Seller, and if the amount paid at Closing is less than such actual amount, Seller shall pay such shortfall to Buyer, in either case without interest as promptly as practicable following the computation of the actual amount. Following December 31, 1996, Buyer and its Affiliates may without any prohibition market freely to Ward THG and Solvay Pharmaceutical.

          Section 8.04  Mutual Covenants.  Seller and Buyer
each agree that:

          (a)  Best Efforts To Meet Closing Conditions.
Seller and Buyer shall use their best efforts to cause the conditions precedent set forth in Article VII to be satisfied; provided, however, that neither Seller nor Buyer shall be obligated to pay any consideration therefor to the third party from whom such approval, consent or waiver is requested or waive or compromise any rights against such third party or commence any litigation or other proceeding against any third party.

          (b) Announcements; Confidentiality. Except as otherwise required by law or order or decree of any court of competent jurisdiction or governmental authority, (i) neither Seller nor Buyer shall make any announcement to the public of the transactions contemplated hereby other than jointly or as otherwise agreed by them in writing and (ii) Buyer and Seller will keep confidential any information not otherwise publicly available which is derived from access, investigation or information furnished by Buyer and Seller in connection with this Agreement, including the negotiations conducted in connection herewith and all drafts and executed copies of this Agreement and the contents hereof.

          (c) Employment Procedures. (i) At the request of Buyer and with reasonable prior notice, Seller will adjust Employee work schedules and make other reasonable accommodations to allow Buyer to address the Employees, individually or in group meetings, and, at the request of Buyer and with the consent of each Employee, Seller will arrange an opportunity for Buyer to conduct job interviews with each interested Employee. All offers of employment will be made directly by Buyer. Seller will not be required to recommend or encourage employment with Buyer, but Seller will not discourage Employees from accepting offers of employment from Buyer. The effective date of any employment offered to an Employee will not be prior to the Closing Date without the written agreement of Seller. Buyer agrees to comply with all applicable laws and regulations in connection with the hiring of Employees, including equal employment opportunity laws.

               (ii)  During the period prior to the Closing
Date all Employees, including Employees accepting offers of employment extended by Buyer pursuant to this Section 8.03(d), will be under the exclusive supervision of Seller subject to Seller's policies and practices. During the period prior to the Closing Date, Seller will not be responsible for the management of Buyer's employees, and, unless otherwise agreed by Seller in writing, Buyer's employees will not be permitted to commence work at the Sites; provided, however, that the foregoing shall not be construed to restrict Buyer's reasonable access to the Sites or to information pursuant to Section 8.01(c).

               (iii)  From the Closing Date to December 31,
1996, Seller will continue to provide the Transferred Employees with Seller's employee benefit arrangements and Buyer will reimburse Seller for the direct cost of premiums and benefits actually paid by Seller for the Transferred Employees, and any administrative costs incurred by Seller in connection therewith (such administrative costs not to exceed $50,000 in the aggregate). The foregoing shall be subject to the consent of Seller's insurance carrier providing the benefit arrangements, which consent Seller will use its best efforts to obtain. Seller will provide Buyer with reasonable documentation supporting such costs, and Buyer will reimburse such costs as promptly as practicable following receipt of such documentation. Following December 31, 1996, the Buyer shall provide Employees employed by Buyer immediately after the Closing ("Transferred Employees") with benefit arrangements that are substantially equivalent in total to the employee benefit arrangements generally provided from time to time to employees of the Buyer (the "Buyer's Benefit Plans"). Transferred Employees (and their covered dependents) shall be given credit under the Buyer's Benefit Plans for service with the Seller (to the extent such service would be recognized under the Buyer's Benefit Plans) for purposes of any eligibility, vesting or waiting periods (but for no other purpose) applicable under any of the Buyer's Benefit Plans.

               (iv)  Seller shall, at its own cost and
expense, provide severance pay (if any becomes payable) in the amount calculated in accordance with Seller's severance policy existing on the date hereof to (A) any Employee who is not a Transferred Employee, and (B) up to and including a maximum of 20 Transferred Employees whose employment is terminated, without cause, by Buyer or its Affiliates on or prior to the six-month anniversary of the Closing Date.
Such amount shall be paid promptly following any such termination in a lump-sum.

          (d) Collection of Receivables. Buyer shall use reasonable commercial efforts to collect the Receivables. Buyer shall apply amounts received in respect of such Receivables to the oldest amounts due from any client or customer unless otherwise specifically directed by such client or customer. For 120 days following the Closing Date, Buyer will remit to Seller amounts received in respect of all Receivables that are not Purchased Receivables (such remittance to occur within 15 days following the last business day of each month) and all amounts received in respect of Purchased Receivables shall be retained by Buyer. Following the end of such 120-day period, any Non-Purchased Receivables not collected shall be reassigned by Buyer to Seller. Buyer agrees to provide to Seller by the 15th day of each month a report reflecting the amount of Purchased Receivables outstanding as of the last day of the preceding month. Seller agrees to purchase any Purchased Receivable that has not been collected by Buyer within 120 days after the date of the invoice giving rise to such Purchased Receivable at the aggregate gross recorded amount thereof less an allowance (the "Allowance"), if any, for uncollected Purchased Receivables reflected in the financial statements of Seller dated June 30, 1996 or thereafter acquired on or prior to the Closing Date in the ordinary course of business. The purchase price for any such Purchased Receivable shall be paid by check payable to Buyer. Such purchase shall be made on the 125th day following the Closing Date. If such purchase is not made by Seller on or prior to such 125th day, Buyer shall be entitled to recover from the amount deposited pursuant to the Escrow Agreement or draw upon the Letter of Credit, as the case may be, in the amount of such purchase price, and Seller will execute such instruments and take such actions, at no cost to Buyer, to facilitate the recovery under the Escrow Agreement or the drawing upon the Letter of Credit, as the case may be, by Buyer.

          (e) HSR Filing. As promptly as practicable, and in any event no later than five business days following the date hereof, Buyer and Seller shall make any filing required pursuant to the HSR Act. Buyer and Seller shall promptly and diligently provide any additional information required or reasonably requested in order to comply with the requirements of the HSR Act. All filing fees applicable to compliance with the HSR Act in connection with this Agreement shall be shared equally by Buyer and Seller.

          (f) Further Assurances. Seller will cooperate fully with Buyer in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date, from time to time, at Buyer's request and without further consideration, Seller will execute and deliver such other instruments, including powers of attorney, and take such other action as Buyer may reasonably request to more effectively put Buyer in possession and operating control of all or any part of the assets or properties of Seller.

          Section 8.05 Survival of Representations and Warranties; Indemnities. (a) All covenants and agreements of the parties made in this Agreement or provided herein shall survive the Closing Date without limit, unless otherwise specifically provided herein. All representations and warranties of the parties made in this Agreement or as provided herein shall survive the Closing Date and for a period ending June 30, 1998 thereafter notwithstanding any investigation at any time made by or on behalf of the other party; provided, however, that the representations and warranties relating to any Tax matter and any matter arising under or related to Environmental Laws shall survive until six months after the applicable statute of limitations (or any extension thereof) has expired (as the case may be, the applicable "Survival Period"); and provided, further, that, any representation or warranty which is the subject of a claim or dispute asserted prior to the expiration of the Survival Period shall survive with respect to such claim or dispute until final resolution thereof. All claims for indemnity hereunder shall be made in writing, and shall state with reasonable specificity the matter for which indemnification is sought.

          (b) Seller hereby agrees to indemnify and hold Buyer, its Affiliates and its shareholders and their respective officers and directors harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees ("Losses"), arising out of or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Seller in this Agreement, (ii) any breach in any material respect by Seller, unless waived, of any covenant or agreement of Seller contained in or arising out of this Agreement, (iii) the Business conducted by Seller, or otherwise in connection with the Purchased Assets or the Assumed Liabilities, prior to the Closing Date, (iv) any failure by Buyer or Seller to comply with the bulk sales laws of any jurisdiction, (v) any claim by Message Center Beeper or Sandra Cruise against Buyer or related to the Business or (vi) any and all actions, suits, proceedings, claims, demands, assessments and judgments incidental to the foregoing or the enforcement of such indemnification; provided, however, that Seller shall not have any liability pursuant to this Section 8.05(b) (but subject to the next succeeding sentence) unless the aggregate amount of Losses pursuant to clauses (i) -
(iv), and (vi) insofar as it relates to (i) - (iv) of this
Section 8.05(b) equals or exceeds $50,000, but once such $50,000 amount is equalled or exceeded, Seller shall be liable pursuant to this Section 8.05(b) for all Losses from the first dollar of such Losses, inclusive of the $50,000. Notwithstanding anything to the contrary in the proviso to the immediately preceding sentence, the $50,000 amount contemplated by that proviso shall be inapplicable to any Losses arising out of or resulting from (A) the incorrectness or incompleteness in Seller's representations contained in Section 5.01(c)(iv), and (B) the matters set forth in clause 8.05(b)(v) above, and any such Losses shall be subject to this Section 8.05(b) from the first dollar, without regard to the $50,000 limitation.

          In addition to the foregoing provisions of this
Section 8.05(b) and without limiting the generality of such provisions, Seller agrees to fully indemnify and hold harmless Buyer and its Affiliates against and in respect of and, on demand, will reimburse Buyer and its Affiliates for
(a) any and all liability whatsoever, and however imposed (including any claim asserted against or deficiency assessed against or collected from or paid by Buyer or Seller or any Affiliates thereof), in respect of any Taxes of Seller (or any predecessors of Seller) for any and all periods through the period ending on the Closing Date, without regard to whether or not the existence of such liability would constitute a breach of a representation or warranty made by Seller hereunder, (b) all or such portion of the Purchased Receivables of Seller existing on the Closing Date (in excess of the allowance, if any, for uncollectible accounts reflected in the financial statements of Seller as of the Closing Date) which, after reasonable commercial efforts on the part of Buyer to so collect, shall prove uncollectible for more than 120 days after the dates of the invoices giving rise to such Purchased Receivables at the aggregate gross recorded amounts thereof and (c) any and all liabilities of Seller existing on, or arising under or relating to activities or transactions of Seller other than the Assumed Liabilities.

          (c) Buyer hereby agrees to indemnify and hold Seller, its shareholders and its officers and directors harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Buyer in this Agreement, (ii) any breach in any material respect by Buyer, unless waived, of any covenant or agreement of Buyer con-tained in or arising out of this Agreement and (iii) the business conducted by Buyer at the Sites, or otherwise in connection with the Purchased Assets on and after the Closing Date.

          (d) Each party shall retain its own counsel and defend itself, subject to being reimbursed by the indemnify-ing party for reasonable attorneys' fees and expenses pursuant to this Section 8.05. The indemnified party agrees to give the indemnifying party written notice of any claim, demand, action, suit, proceeding or discovery of fact upon which the indemnified party intends to base a claim for indemnification ("Claim") under this Section 8.05. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense of any Claim. With respect to any issue involved in any such Claim, as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or other-wise dispose of such Claim, on such terms as the indemnify-ing party, in its sole discretion, shall deem appropriate; provided that such terms do not result in any expense to the indemnified party. In addition, the parties agree to cooperate in any defense or settlement and to give each other full access to all information relevant thereto.

          (e) Remedies. (i) Any claim by Buyer hereunder may be satisfied by either a disbursement of funds held by the Escrow Agent under the Escrow Agreement or a drawing by Buyer pursuant to the Letter of Credit, as the case may be in accordance with Section 3.01(a). Such claims shall either be made in accordance with Section 7 of the Escrow Agreement or under the terms of the Letter of Credit, as the case may be. Nothing herein shall preclude the assertion by Buyer or Seller, as applicable, of any rights or remedies available to them at law or equity (including, but not limited to, any right of set-off) in respect of the foregoing agreements of indemnity. Seller acknowledges that irreparable damage would result if the provisions of sections 8.01(b) and (c) were not complied with in accordance with their respective specific terms. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights or remedies it may have, to injunctive relief, in respect of any failure on the part of Seller to comply with provisions of Sections 8.01(b) or (c).

          Section 8.06  Allocations of Purchase Price.
Following the Closing, Buyer shall provide to Seller copies of Internal Revenue Service Form 8594 and any required exhibits thereto with Buyer's proposed allocation of the purchase price among the Purchased Assets. Such allocation shall be based on the fair market value of each Purchased Asset at Closing and otherwise in a manner consistent with
Section 1060 of the Code and the regulations thereunder. Within 30 days after the receipt of such Form 8594, Seller shall propose to Buyer any changes to such Form 8594 or shall indicate its concurrence therewith. The failure by Seller to propose any changes within such 30 days shall be deemed to be an indication of Seller's concurrence with such form as proposed by Buyer. Buyer and Seller shall endeavor in good faith to resolve any differences with respect to the items on Form 8594. Notwithstanding the foregoing, if Buyer and Seller are unable to resolve such differences, then such differences shall be resolved in accordance with Section
8.07. Seller and Buyer hereby covenant and agree that it will not take, and will cause each of its Affiliates not to take, a position on any foreign, federal, state or local tax return that is in any way inconsistent with the allocation made pursuant to this Section 8.06, unless advised by counsel that it must take such position in accordance with applicable law or in order to avoid incurring penalties.

          Section 8.07  Resolution of Disputes.  Buyer and
Seller shall promptly seek to resolve any dispute arising under Section 8.06 of this Agreement. If Buyer and Seller are unable to resolve any such dispute, Buyer and Seller will select an accounting firm (if the dispute is financial in nature) and/or an independent appraisal firm (if the dispute is one of valuation) mutually acceptable to them to resolve any remaining disputes. If Buyer and Seller are unable to agree on the choice of an accounting firm and/or an appraisal firm, they will select a nationally recognized accounting firm or appraisal firm by lot (after excluding their respective regular outside accounting firms and/or appraisal firms). Buyer and Seller will share equally the fees and expenses of the accounting firm and/or appraisal firm designated to resolve outstanding disputes. Buyer and Seller shall be bound by the determinations of such accounting firm and/or appraisal firm in the absence of clear and convincing error.

          Section 8.08 Purchased Spare Parts, Purchased Inventory Amount and Valuation. On the weekend prior to the Closing Date, Buyer and Seller will conduct a physical inventory of Seller's Purchased Inventory and Seller's Purchased Spare Parts in a manner reasonably satisfactory to Buyer. Such physical inventory shall include a sampling of Purchased Inventory and Purchased Spare Parts located at each Site. All inventory and spare parts which are not Purchased Inventory or Purchased Spare Parts, as the case may be, will be identified and isolated during such physical inventory. The amount and valuation of Seller's Purchased Inventory and Seller's Purchased Spare Parts as of the Closing Date shall be determined based upon such audit. Seller shall, at its own cost and expense, remove all inventory and spare parts which are not Purchased Inventory or Purchased Spare Parts, as the case may be, from all Sites within five business days of the Closing Date.


                         ARTICLE IX

                        Miscellaneous

          Section 9.01 Expenses. Regardless of whether the transactions contemplated hereby are consummated, each of the several parties hereto shall bear the fees and expenses relating to its compliance with the various provisions of this Agreement and its covenants to be performed hereunder, and each of such parties shall pay all expenses (including legal fees and expenses) incurred by it in connection with this Agreement and the transactions contemplated hereby.

          Section 9.02 Termination. If the Closing pur-suant to Section 4.01 shall not have occurred on or prior to October 31, 1996, this Agreement and all obligations of Seller and Buyer hereunder, except obligations under Sec-tions 8.04(b) and 9.01, shall terminate at 11:59 p.m. New York time on such date, unless extended by mutual agreement of the parties.

          Section 9.03 Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and not to any other person. This Agreement shall not be assigned by any party hereto without the written consent of each of the other parties hereto, except that (a) the rights and obligations of Buyer may be assigned to any wholly owned subsidiary of Buyer or any entity under common control with Buyer, but no such transfer shall relieve Buyer of its obligations hereunder, and (b) the rights and obligations of Seller or Buyer may be assigned in connection with the dissolution of Seller or Buyer or the merger of any Seller or Buyer into or sale by Seller or Buyer of substantially all its assets and business to a third party if the successor shall have assumed all the obligations of the dissolving, merging or selling entity (but, in the case of a sale of substantially all the assets, without relieving such Seller or Buyer of its obligations hereunder).

          Section 9.04  Governing Law.  This Agreement shall
be construed and enforced in accordance with and governed by the laws of the State of New Jersey.

          Section 9.05  Notices.  Except as otherwise
specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and deemed to have been duly given when delivered by hand, when mailed by registered or certified mail, postage prepaid, return receipt requested, or when given by prepaid courier delivery services such as Federal Express, DHL or other similar services upon receipt, as follows:

          (a)  if to Buyer, at

               AmeriData of New Jersey Inc.
               700 Canal Street
               Stamford, CT 06902
               Attention: President

               with a copy to:

               Dewey Ballantine
               1301 Avenue of the Americas
               New York, N.Y. 100019
               Attention:  E. Ann Gill, Esq.

          (b)  if to Seller, within 90 days of the Closing
          Date at

               AmeriData of New Jersey Inc.
               3920 Park Avenue
               Edison, New Jersey  08820
               Attention: Richard Rose
               PERSONAL AND CONFIDENTIAL

               or if to Seller, 90 days or more after the Closing Date at

               Dataflex Corporation
               2151 Calumet Street
               Clearwater, Florida  34625
               Attention: Richard Rose
               PERSONAL AND CONFIDENTIAL

               in either event, with a copy to:

               Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
               P.O. Box 5600
               Metro Corporate Campus I
               Woodbridge, N.J.
               Attention:  W. Raymond Felton, Esq.

or at such other address as either such party shall request in writing.

          Section 9.06  Headings.  The headings of the
articles, sections and paragraphs contained in this Agree-ment are for convenience of reference only and do not form a part hereof and in no way modify the meanings of such articles, sections and paragraphs.

          Section 9.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

          Section 9.08 Entire Agreement. This Agreement including the Exhibits hereto and the documents referred to herein contains all the terms agreed upon by the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements or understandings between such parties as to the subject matter hereof.

          Section 9.09  Waiver; Amendment; Modification.
The parties may, by written agreement (a) extend the time for the performance of any of the obligations or other acts of the parties hereto or (b) waive any inaccuracies or breaches in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended or modified only by a written agreement executed by the parties hereto or by their successors and assigns.

          Section 9.10  Severability.  To the extent that
any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.
In furtherance and not in limitation of the foregoing, if the duration or geographic extent of, or business activity covered by, any provision of this Agreement shall be in excess of that which is enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may be validly and enforceable covered.

          Section 9.11  Press Releases.  Neither Seller nor
Buyer shall issue any press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by Seller and Buyer; provided, however, that notwithstanding the foregoing, Seller and Buyer shall be permitted to make such disclosures to the public or governmental authorities as their respective counsel shall deem necessary to maintain compliance with, or to prevent violation of, applicable laws, rules and regulations.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                              DATAFLEX CORPORATION


                              by: /s/ Richard C. Rose
                                 Name:  Richard C. Rose
                                 Title:  Chief Executive
                                         Officer

                              AMERIDATA OF NEW JERSEY INC.


                              by: /s/ Gerald A. Poch
                                 Name:  Gerald A. Poch
                                 Title:  President

                                                  APPENDIX A



                         DEFINITIONS

          The following terms shall have the following meanings for all purposes of this Agreement and such mean-ings are equally applicable both to the singular and plural forms of the terms defined.


          "Accrued Expenses" shall mean the accrued expenses identified on Schedule A.

          "Affiliate" shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933, as amended.

          "Allowance" shall have the meaning specified in
Section 8.04(d).

          "AmeriData" shall mean AmeriData Technologies,
Inc. or any of its subsidiaries.

          "Asset Price" as of any date shall mean the sum of the aggregate of (i) the book value of the Purchased Receivables less the Allowance as of such date, (ii) the lesser of cost or Seller's current replacement value of the Purchased Inventory as of such date, (iii) $4,000,0000, (iv) $1,909,000 with respect to the Purchased Spare Parts, and
(v) $5,000,000 plus the value of the Fixed Asset acquisitions less the value of the Fixed Asset dispositions between March 31, 1996 and the Closing Date (in the case of (i), (ii) and (v) as set forth in the financial statements for each Site) as of such date.

          "Assumed Agreements" shall mean the agreements described in Exhibit 5.01(c)(1).

          "Assumed Liabilities" shall be limited to the claims, liabilities and obligations of Seller with respect to (i) the Assumed Agreements becoming due or arising after the Closing Date other than Taxes relating to transactions arising prior to the Closing Date that become due after the Closing Date, (ii) the Assumed Trade Payables and (iii) the
Accrued Expenses.

          "Assumed Trade Payables" shall mean (i) as of the date of this Agreement those trade payables of Seller's eastern and midwestern divisions incurred in the ordinary course of business as of June 30, 1996 which are set forth on Exhibit A-3, excluding any Vendor Credits, and (ii) as of and following the Closing Date, the Closing Payables, excluding any Vendor Credits.

          "Assumption Agreement" shall mean an agreement substantially in the form of Exhibit A-1.

          "Business" with respect to Seller, shall mean the business conducted by Seller at the Sites prior to the Closing Date.

          "Closing" shall have the meaning specified in
Section 4.01.

          "Closing Date" shall have the meaning specified in
Section 4.01.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Closing List" shall have the meaning specified in 3.01(e).

          "Closing Payables" shall mean those trade payables of Seller's eastern and midwestern divisions incurred in the ordinary course of business as of the Closing Date excluding any Vendor Credits.

          "Company Personnel" shall mean current or former employees, officers, directors or consultants of Seller with respect to the Business of Seller.

          "Customer Data" shall mean (a) lists of customers of all the Sites and (b) other records regarding such customers.

          "Employee Benefit Plans" shall mean all pension, annuity, retirement, stock option, stock purchase, savings, profit sharing or deferred compensation plans or agreements, and any retainer, consultant, bonus, group insurance, welfare, health and disability plan, fringe benefit or other incentive or benefit contract, plan, or commitment or arrangement applicable to Company Personnel.

          "Employees", with respect to any Seller, shall mean all full and part-time employees of such Seller working in the Business of Seller, as more fully described in
Exhibit 5.01(o).

          "Employment Contracts" shall mean all employment contracts, consulting agreements, and collective bargaining agreements or labor agreements with respect to employees of the Business.

          "Encumbrance" shall mean any mortgage, claim, lien, pledge, option, charge, security interest or other similar interest.

          "Environmental Laws" shall mean all federal, state or local judgments, decrees, orders, laws, licenses, ordinances, rules or regulations pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (42 U.S.C. Section 1801 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42
U.S.C. Section 9601 et seq.) ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act
(33 U.S.C. Section 1251 et seq.) ("SARA"), the Federal Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.).

          "EPA" shall have the meaning provided in Section
5.01(j).

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "Escrow Agreement" shall mean the Escrow Agreement substantially in the form set forth as Exhibit A-2.

          "Escrow Property" shall mean the cash amount deposited pursuant to Subsection 2(a) of the Escrow
Agreement together with accruals thereon pursuant to Section
3 of the Escrow Agreement.

          "Excluded Assets" shall mean:

               (i)  Seller's rights under this Agreement or
          any other agreement or document delivered to or received by Seller in connection herewith;

              (ii)  All corporate records of Seller,
          including all minute books and other records of corporate proceedings and ownership of Seller;

             (iii)  All income tax returns and related
          worksheets and supporting materials of Seller;

              (iv)  Cash and cash equivalents (other than
          Petty Cash);

               (v)  any Interests not sold, assigned,
          transferred or conveyed or deemed to have been sold, assigned, transferred or conveyed pursuant to Section 8.02;

               (vi) the internet address and web site of the Seller;

               (vii)  receivables relating to contra-payable
          balances in the payable accounts of Seller and receivables attributable to manufacturers' and other vendors' reimbursement policies; and

               (viii) any and all assets of the southeast division of the Seller.

          "Fixed Assets" shall mean the vehicles, fixtures, equipment, leasehold improvements, security systems, telephone systems, display stands, furniture and similar furnishings located at the Sites or at holding areas for the Sites.

          "GAAP" shall mean generally accepted accounting principles in effect in the United States consistently applied throughout the periods involved.

          "Hazardous Material" shall mean any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances or wastes as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances or wastes, oil or hazardous materials or other chemicals or substances regulated by any public or governmental authority.

          "HSR Act" shall mean the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "ICC Financing" shall mean the Inventory and Working Capital Financing Agreement, dated as of December
28, 1994 between Seller and IBM Credit Corporation, as amended by April 14, 1995 and September 29, 1995.

          "Intangibles" shall mean the Intellectual
Properties, and all good will and all other general intangibles of Seller used in the Business of Seller at the Sites and listed on Exhibit 5.01(n)(1).

          "Intellectual Properties" shall have the meaning provided in Section 5.01(n).

          "Interests" shall have the meaning provided in
Section 8.02.

          "IRS" shall mean the Internal Revenue Service.

          "Letter of Credit" shall mean an irrevocable letter of credit obtained by Seller, at Seller's sole cost and expense, in form and substance reasonably satisfactory to Buyer, issued by a commercial bank with at least
$50,000,000 in capital and surplus and otherwise reasonably satisfactory to Buyer, in a face amount of not less than $5,000,000 and which expires not earlier than the close of business on April 30, 1997.

          "Leases" shall mean the leases described in
Exhibit 5.01(c)(1), as in effect on the date of execution of this Agreement, pursuant to which Seller, as lessee, leases the Sites.

          "Losses" shall have the meaning specified in
Section 8.05(b).

          "Non-Compete Area" shall mean the geographic area within a 100 mile radius of any Site.

          "Non-Purchased Receivables" shall have the meaning specified in Section 2.01.

          "Other Property" shall mean the Customer Data,
Fixed Assets and Petty Cash.

          "Petty Cash" shall mean all cash on hand at the Sites at the opening of business on the Closing Date.

          "Prepaid Expenses" shall mean the prepaid expenses identified on Schedule B.

          "Purchase Price" shall mean the aggregate amount required to be paid by Buyer to Seller as provided in
Section 3.01.

          "Purchased Assets" shall mean the Purchased
Inventory, Purchased Receivables, Purchased Spare Parts,
Purchased Intangibles, Prepaid Expenses and Other Property and the rights under the Assumed Agreements to be assigned, transferred or conveyed and the Qualified Documents to be delivered, by Seller to Buyer on the Closing Date but excluding in all cases Excluded Assets.

          "Purchased Intangibles" shall mean the Intangibles purchased by the Buyer which are identified with an asterisk
(*) on Exhibit 5.01(n)(1).

          "Purchased Inventory" shall mean products held for sale in the ordinary course of business in Seller's inventory located at the Sites, at customer sites, at holding areas or in transit and allocable to the Sites, or the customer sites, in each case such products must be new, in their initial packaging and returnable to their respective vendors. Purchased Inventory at any time shall be determined on the basis of the Purchased Inventory physically located at the Sites at such time and not on the basis of accounting records. Purchased Inventory shall not include products, fixtures and equipment used in the day-to-day operation of the Business or any of the Other Property or the Purchased Spare Parts.

          "Purchased Receivables" shall mean trade
Receivables outstanding not more than 120 days from the date of the invoice giving rise thereto.

          "Purchased Spare Parts" shall mean products held in the ordinary course of business in Seller's spare parts inventory located at the Sites, at customer sites, at holding areas or in transit and allocable to the Sites or the customer sites (the "Specified Locations"), and, in each case, as set forth on Schedule C hereto. Schedule C also contains a valuation for each part listed.

          "Qualified Documents" shall mean all documents pertaining to Purchased Assets, including financial and operating records, manuals, certificates of occupancy, surveys and construction drawings.

          "Receivables" shall mean all of Seller's outstanding accounts receivable arising from the sale of products in the Business but not including receivables relating to contra-payable balances in the payable accounts of Seller and receivables attributable to manufacturers' and other vendors' reimbursement policies.

          "Returns" shall have the meaning provided in
Section 5.01(h).

          "Rose Employment Agreement" shall mean the employment agreement dated April 1, 1993, as amended, between Seller and Richard Rose.

          "SARA" shall have the meaning provided in Section
5.01(j).

          "Sites" shall mean the leased locations identified in Exhibit 5.01(c)(5).

          "Spare Parts List" shall have the meaning specified in 3.01(d).

          "Specified Locations" shall have the meaning provided in the definition of Purchased Spare Parts.

          "Survival Period" shall have the meaning provided in Section 8.05.

          "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Seller or any subsidiary.

          "Tax Affiliate" shall have the meaning specified in Section 5.01(h).

          "Transferred Employees" shall have the meaning specified in 8.04(c).

          "Vendor Credits" shall mean any credits to vendors resulting from returned merchandise and other receivables to vendors.